Exhibit 10.19
OFFICE LEASE
Between
BRANNAN PROPCO, LLC
(Landlord)
and
OMNITURE, INC.
(Tenant)

OFFICE LEASE
     THIS OFFICE LEASE (“Lease”), dated January 8, 2008 (“Lease Date”) is made and entered into by and between BRANNAN PROPCO, LLC, a Delaware limited liability company (“Landlord”), and OMNITURE, INC., a Delaware corporation (“Tenant”) upon the following terms and conditions:
ARTICLE I
DEFINITIONS
     Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein;
     1.1 Building and Common Areas.
          (A) The term “Building” shall mean that certain office building located at 250 Brannan Street, San Francisco, California, together with any related land, improvements, parking garage, common areas, driveways, sidewalks, courtyards and landscaping.
          (B) During the Term, Tenant and its employees shall have the non-exclusive right to use the courtyard along with other tenants of the Building.
     1.2 Premises. The term “Premises” shall mean the entire 3rd floor in the Building. On the Third Floor North Commencement Date (as hereinafter defined), the Premises shall be comprised of the 3rd floor south (excluding the penthouse) (“3rd Floor South”) and the 3rd floor north (the “3rd Floor North”). From and after the Third Floor North Commencement Date, the Premises shall be comprised of the 3rd Floor South and the 3rd floor North; provided, however, the penthouse shall be included as part of the 3rd Floor South and not part of the 3rd Floor North. The Premises are more particularly shown on the drawing attached hereto as Exhibit A and incorporated herein by reference. As used herein, “Premises” shall not include any separate storage area in the Building. Prior to the 3rd Floor North Commencement Date, Tenant’s obligations with respect to the Premises shall be limited to the extent set forth herein.
     1.3 Rentable Area of the Premises. The term “Rentable Area of the Premises” shall mean (x) prior to the Third Floor North Commencement Date, 19,731 square feet with respect to the 3rd Floor North and 15,688 square feet with respect to the 3rd Floor South for an aggregate of 35,419 square feet and (y) after the Third Floor North Commencement Date 18,738 square feet with respect to the 3rd Floor North and 16,681 square feet with respect to the 3rd Floor South for an aggregate of 35,419 square feet. Notwithstanding the foregoing, Tenant shall not have to pay any Property Taxes, Operating Expenses or Direct Reimbursement Expenses with respect to the 3rd Floor North prior to the 3rd Floor North Commencement Date. Landlord and Tenant have stipulated these measurements as the Rentable Area of the Premises. Tenant acknowledges that the Rentable Area of the Premises includes the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building.

     1.4 Lease Term. The term “Lease Term” shall mean the period between the 3rd Floor South Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated as otherwise provided in this Lease.
     1.5 Commencement Dates.
          (A) The term “Commencement Date” shall mean, (x) with respect to the 3rd Floor South, the later of (i) February 1, 2008 or (ii) the date Landlord has delivered possession of the 3rd Floor South to Tenant in the condition required pursuant to Section 2.2(b) of this Lease (“3rd Floor South Commencement Date”) and (y) with respect to the Third Floor North, the earlier of (i) the date upon which Tenant first occupies the 3rd Floor North for the conduct of business or (ii) the date upon which “Substantial Completion” of 3rd Floor North Work occurs in accordance with the Work Letter Agreement (the “Work Letter”) attached as Exhibit B (the “3rd Floor North Commencement Date) which is estimated to be June 1, 2008.
          (B) Within fifteen (15) days after the 3rd Floor South Commencement Date, Tenant will execute and deliver a Commencement Date Certificate in the form attached hereto as Exhibit D. Within fifteen (15) days after the 3rd Floor North Commencement Date, Tenant will execute and deliver a Commencement Date Certificate in the form attached hereto as Exhibit D.
     1.6 Expiration Date. The term “Expiration Date” shall mean (i) if the 3rd Floor North Commencement Date is the first day of a month, the date that is sixty (60) months from the date preceding the 3rd Floor North Commencement Date; or (ii) if the 3rd Floor North Commencement Date is not the first day of a month, the date which is sixty (60) months from the last day of the month in which the 3rd Floor North Commencement Date occurs.
     1.7 Base Rent. The term “Base Rent” shall mean:
          (A) For the period from the 3rd Floor South Commencement Date to the 3rd Floor North Commencement Date:

Period	Annualized	Monthly
Month 1	NA	0
Months 2 to 3rd Floor North Commencement Date	$643,208.00	$53,600.67
          (B) For the period from the 3rd Floor North Commencement Date for the remainder of the Term:

Period	Annualized	Monthly
Month 1	NA	$53,600.67
Months 2 to 12	$1,452,179.00	$121,014.92
Months 13 to 24	$1,487,598.00	$123,966.50
Months 25 to 36	$1,523,017.00	$126,918.08

Period	Annualized	Monthly
Months 36 to 48	$1,558,436.00	$129,869.67
Months 49 to 60	$1,593,855.00	$132,821.25
          (C) Base Rent for the second month of the Term after the 3rd Floor North Commencement Date shall be paid on the Lease Date.
          (D) Tenant shall pay Direct Reimbursement Expenses for each month of the Term commencing on the 3rd Floor South Commencement Date.
          (E) All rental payments shall be made payable to Brannan Propco LLC, and should be sent to P.O. Box 975040, Dallas Texas 75397-5040, or to such other person or at such other place as Landlord may from time to time designate in writing.

Alternatively, payments may be wired as follows:

Bank:	JPMorgan Chase Bank, New York, NY

Bank ABA:	[Intentionally Omitted]

Credit Account:	Brannan Propco, LLC
252 Clayton Street
Denver, CO 80206

Account number:	[Intentionally Omitted]

Reference:	(Please include reference for payment cash application)

Bank Contact:	David Rowe
[Intentionally Omitted]
     1.8 Tenant’s Percentage Share. The term “Tenant’s Percentage Share” shall mean (x) with respect to the 3rd Floor South, 16.88%, (y) with respect to the 3rd Floor North, 21.23%, and (z) with respect to the Premises an aggregate of 38.11%. Landlord may reasonably redetermine Tenant’s Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Building.
     1.9 Base Year. 2008.
     1.10 Security Deposit.
     The term “Security Deposit” shall mean an amount equal to $1,280,000.00. The Security Deposit shall be paid upon the execution of this Lease by Tenant by cash or through a Letter of Credit (as defined in Article V). If the 3rd Floor North Commencement Date is not June 1, 2008,

then and in such event the Letter of Credit shall be amended to provide that the final expiration date of the Letter of Credit shall be the date that is sixty (60) days after the Expiration Date of the Lease.
     Provided that an Event of Default has not occurred with respect to Tenant prior to the end of the twelfth (12th) month following the 3rd Floor North Commencement Date, the Security Deposit shall be reduced to $300,000 commencing on the first (1st) day of the fourteenth (14th) month following the 3rd Floor North Commencement Date.
     If the foregoing conditions are met, Landlord shall promptly notify the issuer of the Letter of Credit that the Letter of Credit may be so reduced, and the security deposit shall be so reduced in accordance with this Section 1.10. Such reduction shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit reducing the amount thereof, or a substitute Letter of Credit, in the exact form of the existing Letter of Credit, in such amount, in which latter event, the original Letter of Credit will be promptly returned to Tenant.
     1.11 Tenant’s Permitted Use. The term “Tenant’s Permitted Use” shall mean general office use, software research and development, sales and customer training and administrative and other uses customarily part of general office uses and for no other use or purpose whatsoever.
     1.12 Business Hours. The term “Business Hours” shall mean the hours of 7:00 A.M. to 6:00 P.M., Monday through Friday (federal and state holidays excepted).
     1.13 Landlord’s Address For Notices. The term “Landlord’s Address for Notices” shall mean Brannan PropCo, LLC, 252 Clayton, Denver, CO 80206, Attn: Asset Manager.
     1.14 Tenant’s Address For Notices. The term “Tenant’s Address for Notices” shall mean Omniture, Inc., 550 E Timpanogos Circle, Orem, UT 84097, Attn: Shane Koller, and to Omniture, Inc., 550 E Timpanogos Circle, Orem, UT 84097, Attn: Accounts Payable.
     1.15 Broker(s). The term “Broker” shall mean Colliers International which represents Landlord and Colliers International which represents Tenant.
     1.16 Parking Spaces. Tenant will be permitted to use the following parking spaces during the Lease Term in accordance with Section 27.26:

Type of Space	Number of Such Spaces	Monthly Charge per Space
Parking Garage Unreserved	35	Prevailing market rent in effect from time to time during the Term which as of the Lease Date is $260.00 per space per month

     1.17 Allowance. $1,280,805.00
     Tenant shall have the right (i) to utilize any portion of the Allowance and Additional Allowance (as defined in Section 1.18) for tenant improvements on any portion of the Premises and (ii) to utilize the Allowance and Additional Allowance for a period up to the later of (i) completion of the 3rd Floor South Work (as defined in Section 1 of the Work Letter) and (ii) eighteen (18) months from the 3rd Floor South Commencement Date (the “Build Out Period”). Tenant shall have no right to any credit or payment for any portion of the Allowance and/or the Additional Allowance which is not used by Tenant during the Build Out Period.
     1.18 Additional Allowance. In addition to the Allowance specified in Section 1.17 above, Landlord shall, at Tenant’s written election, provide an additional tenant improvement allowance to Tenant (the “Additional Allowance”) in an amount up to $187,380.00. The amount of the Additional Allowance funded by Landlord shall be amortized in equal monthly installments payable by Tenant over the then remaining Term of the Lease, at an annual interest rate of 9%, compounded monthly, with such monthly payments to commence on the date of expenditure of the Additional Allowance and continuing on the first day of each month thereafter during the initial Term of the Lease. The Monthly Base Rent owing hereunder shall be increased by the amount of such monthly amortization payments due hereunder (such monthly amortization payments being referred to herein as the “Additional Allowance Monthly Payment”). For example, if the Additional Allowance funded by Landlord is $100,000.00 and such amount were disbursed 12 months after the 3rd Floor North Commencement Date, then, in addition to the Monthly Base Rent amount above, Tenant would owe an Additional Allowance Monthly Payment equal to $2,488.50 per month during the remainder of the initial Term of the Lease.
ARTICLE II
PREMISES
     2.1 Lease of Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease.
     2.2 Acceptance of 3rd Floor South.
          (A) Except as expressly set forth herein, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the 3rd Floor South or the Building or with respect to the suitability or fitness of either for the conduct of Tenant’s Permitted Use or for any other purpose.
          (B) Except for the Base Building Work set forth in Schedule 1 to the Work Letter which Landlord has agreed to perform in accordance with the terms of the Work Letter prior to the 3rd Floor South Commencement Date and the 3rd Floor South Work, if and when constructed, Tenant agrees to accept the 3rd Floor South in its “as is” physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. As of the Lease Date, Landlord has completed all Base Building Work with respect to the 3rd Floor South described in paragraphs 1 through 5 of Schedule 1 of the Work Letter and Landlord shall complete the Base Building Work described in paragraphs 6 a., 7 and 8 on or before February 1, 2008. The Base Building Work described in paragraph 6 b. of Schedule 1 to the Work Letter shall be completed as provided in paragraph 6 b. of Schedule 1 to the Work Letter and Tenant acknowledges that the completion of such work is not a condition precedent to the 3rd Floor South Commencement Date.
          (C) Tenant shall have the right to enter into the 3rd Floor South after the Lease Date for the purpose of installing furniture, fixtures and equipment and installing tenant improvements or other special leasehold improvements, including telephone/data cabling and millwork, which entry shall be subject to all the terms and provisions of this Lease and Section 8 of the Work Letter and the Lease shall be binding upon Landlord and Tenant for the Term and enforceable in accordance with its terms, except that Tenant’s obligation to pay Rent with respect to the 3rd Floor South shall not commence until the 3rd Floor South Commencement Date.
          (D) Landlord shall repair within a commercially reasonable time period, at its sole cost, all items set forth in the punch list described in Section 5 of the Work Letter. In addition, Landlord will repair at its sole cost any defects in the Base Building Work for the 3rd Floor South of which it is notified in writing within one year after the 3rd Floor South Commencement Date.
          (E) Tenant shall not be charged for freight elevators, security, access to loading docks, utilities, or temporary HVAC (i) prior to the 3rd Floor South Commencement Date and (ii) during the 3rd Floor South Construction Period (defined below) with respect to the 3rd Floor South.
          (F) Tenant hereby waives Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.
          (G) Notwithstanding anything to the contrary herein, the parties acknowledge that from and after the date Tenant vacates the 3rd Floor South for construction of the 3rd Floor South Work pursuant to the terms of the Work Letter, through Substantial Completion of the 3rd Floor South Work (the “3rd Floor South Construction Period”), although the Third Floor South shall remain part of the Premises for all purposes of this Lease and Tenant shall pay Base Rent and Additional Rent with respect to the 3rd Floor South, Tenant shall have no repair or maintenance obligations with respect to the 3rd Floor South during such period and no obligation to indemnify Landlord with respect to the 3rd Floor South during the 3rd Floor South Construction Period, except as and to the extent such claim, loss or liability is the result of Tenant’s activities within the 3rd Floor North during such period.
          (H) Notwithstanding any other provision of this Lease to the contrary, subject to Tenant Delay (as defined in the Work Letter), if the 3rd Floor Work has not been completed by the date that is forty five (45) days after the 3rd Floor South Scheduled Completion Date (as defined in Section 5 of the Work Letter), then and in such event, as Tenant’s sole right and remedy with respect to such delay, Tenant shall be entitled to one (1) day of free Monthly Base Rent with respect to the 3rd Floor South (but no abatement as to the Monthly Base Rent for the

3rd Floor North) for each day between 3rd Floor South Scheduled Completion Date and the actual date of completion of the 3rd Floor South (the “3rd Floor South Actual Completion Date”). Any such free Monthly Base Rent shall be credited to Tenant commencing on the 3rd Floor South Actual Completion Date. Landlord and Tenant acknowledge that the vacation of the 3rd Floor South and the commencement of the 3rd Floor South Work shall not occur until after all permits necessary for the performance of such work have been obtained by Landlord and its contractor.
          (I) Landlord shall repair within a commercially reasonable time period, at its sole cost, all items set forth in the punch list described in Section 5 of the Work Letter with respect to the Third Floor South Work. In addition, Landlord will repair at its sole cost any defects in the 3rd Floor South Work of which it is notified in writing within one year after the 3rd Floor South Completion Date.
     2.3 Acceptance of 3rd Floor North.
          (A) Except as expressly set forth herein, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the 3rd Floor North or the Building or with respect to the suitability or fitness of either for the conduct of Tenant’s Permitted Use or for any other purpose.
          (B) Except for the 3rd Floor North Work described in Schedules 1 and 2 of the Work Letter which Landlord has agreed to perform in accordance with the terms of the Work Letter for the 3rd Floor North, Tenant agrees to accept the 3rd Floor North in its “as is” physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. The Base Building Work described in paragraph 6 b. of Schedule 1 to the Work Letter shall be completed as provided in paragraph 6 b. of Schedule 1 to the Work Letter and Tenant acknowledges that the completion of such work is not a condition precedent to the 3rd Floor North Commencement Date.
          (C) Notwithstanding any other provision of this Lease to the contrary, subject to Tenant Delays, if the 3rd Floor North Commencement Date has not occurred by the date that is ninety (90) days after the 3rd Floor North Scheduled Completion Date (as defined in the Work Letter), then and in such event, as Tenant’s sole right and remedy with respect to such delay (except as provided in the next sentence), Tenant shall be entitled to one (1) day of free Monthly Base Rent with respect to the 3rd Floor North (but no abatement as to the Monthly Base Rent for the 3rd Floor South) for each day between the 3rd Floor North Scheduled Completion Date and the actual 3rd Floor North Commencement Date. In addition, subject to Tenant Delays, Tenant shall have the right to terminate this Lease by written notice to Landlord if the 3rd Floor North Commencement Date does not occur by the date that is two hundred seventy (270) days after the 3rd Floor North Scheduled Completion Date (“Outside Completion Date”). If Tenant exercises such termination right, Tenant shall have no other rights or remedies arising out of the failure of the Premises to be completed by the Outside Completion Date. Any such free Monthly Base Rent shall be credited to Tenant commencing on the 3rd Floor North Commencement Date.
          (D) Landlord shall repair within a commercially reasonable time period, at its sole cost, all items set forth in the punch list described in Section 5 of the Work Letter. In addition, Landlord will repair at its sole cost any defects in the Base Building Work for the 3rd Floor North and any defects in the 3rd Floor North Work (which is not Base Building Work) of which it is notified in writing within one year after the 3rd Floor North Commencement Date.
          (E) Provided that the same is not a Tenant Delay (as defined in the Work Letter), Tenant shall have the right to enter into the 3rd Floor North after the Lease Date for the purpose of installing furniture, fixtures and equipment and installing tenant improvements or other special leasehold improvements, including telephone/data cabling and millwork, which entry shall be subject to all the terms and provisions of this Lease and Section 8 of the Work Letter and the Lease shall be binding upon Landlord and Tenant for the Term and enforceable in accordance with its terms, except that Tenant’s obligation to pay Rent shall not commence until the 3rd Floor North Commencement Date.
          (F) Tenant shall not be charged for freight elevators, security, access to loading docks, utilities, or temporary HVAC prior to the 3rd Floor North Commencement Date with respect to the 3rd Floor North.
          (G) Tenant hereby waives Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.
ARTICLE III
TERM; OPTION TO RENEW; RIGHT OF FIRST OFFER
     3.1 Term. The Lease Term shall be for the period described in Section 1.4 of this Lease, commencing on the 3rd Floor South Commencement Date described in Section 1.5 of this Lease, and, except as expressly set forth herein, Landlord shall not be liable for any damage caused to Tenant, nor shall the Lease be void or voidable if Landlord is unable to deliver the Premises to Tenant on any date certain so long as Landlord is using commercially reasonable efforts to so deliver the Premises.
     3.2 Option to Extend
          (A) Tenant shall have the option to renew this Lease with respect to the entire Premises for one (1) additional term of five (5) years (“Renewal Options”), commencing upon expiration of the Term. The Renewal Option must be exercised, if at all, by written notice given by Tenant to Landlord no earlier than twelve (12) and no later than nine (9) months prior to expiration of the Term. If Tenant properly exercises the Renewal Option, references in the Lease to the Term shall be deemed to mean the renewal term, unless the context clearly provides otherwise. The Renewal Option shall be null and void and Tenant shall have no right to renew this Lease if (i) as of the date immediately preceding the commencement of the renewal term, Tenant or a Permitted Transferee is not in occupancy of either the entirety of the 3rd Floor South or the 3rd Floor North, or (ii) on the date Tenant exercises the Renewal Option an Event of Default (as defined in Section 15.1) shall have occurred and be continuing, or (iii) on the commencement date of the renewal term, a monetary Event of Default shall have occurred and be continuing.

          (B) If Tenant properly exercises the Renewal Option, then during the renewal term all of the terms and conditions set forth in this Lease as applicable to the Premises during the Term shall apply during the renewal term, except that (i) Tenant shall have no further right to renew this Lease, and (ii) Tenant shall take the Premises in their then “as-is” state and condition and Landlord shall have no obligation to make or pay for any improvements to the Premises, and (iii) during the renewal period the Base Rent payable by Tenant shall be the then “fair market rent” for the Premises based upon the terms of this Lease, as renewed and (iv) the Base Year shall be the Base Year in which the renewal term commences.
          (C) For purposes of this Section, the term “fair market rent” shall mean the rental rate for comparable renewal space under primary lease (and not sublease) to new tenants (without the obligation to pay a tenant improvement allowance but taking into account the condition and value of the existing tenant improvements), taking into consideration such amenities as existing Building improvements, view, floor on which the Premises are situated and the like, situated in comparable buildings of similar style and quality in the South of Market Street Area, taking into consideration the then-prevailing ordinary rental market practices with respect to tenant concessions (if any). The Base Rent payable during any renewal Term shall increase annually in accordance with the increases assumed in the determination of the “fair market rent.”
          (D) If Tenant properly exercises the Renewal Option to extend the Term of the Lease, the Base Rent shall be adjusted to an amount equal to the fair market rent for the Premises as specified by Landlord by notice to Tenant not less than ninety (90) days prior to commencement of such renewal Term, subject to Tenant’s right of arbitration as set forth below. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Premises as of commencement of such renewal term, then Tenant shall so notify Landlord within ten (10) days following receipt of Landlord’s notice. If the parties are unable to agree upon the fair market rent for the Premises within ten (10) days after Landlord’s receipt of notice of Tenant’s objection, the amount of Base Rent as of commencement of the renewal Term shall be determined as follows:
          (E) Within twenty (20) days after receipt of Landlord’s notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Premises for a term equal to the option term from an appraiser (“Tenant’s appraiser”) who shall be a Member of the American Institute of Real Estate Appraisers with not less than 10 years experience in the South of Market Street area, San Francisco, California. If Landlord accepts such determination, the Base Rent for the option term shall be adjusted to an amount equal to the amount determined by Tenant’s broker.
          (F) If Landlord does not accept such determination, within twenty (20) days after receipt of the determination of Tenant’s appraiser, Landlord shall designate an appraiser (“Landlord’s appraiser”) who shall be a Member of the American Institute of Real Estate Appraisers with the same qualifications and shall deliver in writing to Tenant a determination of the fair market rent for the premises for a term equal to the option term from Landlord’s appraiser.

          (G) If Tenant does not accept such determination, Landlord’s appraiser and Tenant’s appraiser shall name a third appraiser, similarly qualified, within five (5) days after the appointment of Landlord’s appraiser. Each of said three appraisers shall determine the fair market rent for the Premises as of the commencement of the renewal Term within fifteen (15) days after the appointment of the third appraiser. The third appraiser shall choose the determination of the Landlord’s appraiser or the Tenant’s appraiser which is closest to its own determination of fair market rent. The Base Rent payable by Tenant effective as of the commencement of the renewal Term shall be the rent proposed by either Landlord’s appraiser or Tenant’s appraiser which is closest to the determination of the fair market rent by the third appraiser.
          (H) Landlord shall pay the costs and fees of Landlord’s appraiser in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s appraiser in connection with such determination. The costs and fees of any third appraiser shall be paid one-half by Landlord and one-half by Tenant.
          (I) If the amount of the fair market rent is not known as of the commencement of the renewal Term, then Tenant shall continue to pay the Base Rent in effect at the expiration of the term until the amount of the fair market rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord within thirty (30) days after demand.
     3.3 Right of First Offer.
          (A) Landlord shall provide Tenant with a notice in the event that during the Term (including during the renewal term), Available Premises (as hereinafter defined) becomes available (the “Right of First Offer”).
          (B) As used in this Section, Available Premises shall mean space in the Building which becomes available for leasing to third parties after the Lease Date. Space shall not be deemed to be Available Premises if an existing tenant renews or extends its term whether pursuant to the terms of an extension right or otherwise.
          (C) For a period of fifteen (15) business days after receipt of Landlord’s notice, Landlord and Tenant shall negotiate in good faith concerning the leasing of such space but neither party shall be obligated to enter into a lease of such space unless the parties mutually agree on the terms and conditions of such lease. Such lease shall be upon market terms, taking into account, among other criteria, the then creditworthiness of Tenant and Tenant acknowledges that the term for such space may be different from the Term for the Premises and that the rent and tenant improvement package for such space may be different than the rent and tenant improvement package for the Premises. This Right of First Offer shall continue to exist during the Term (including the renewal term) for other Available Premises and for Available Premises for which a lease has expired or terminated.
          (D) Notwithstanding anything to the contrary contained, herein, all rights of Tenant pursuant to this Section shall automatically terminate without notice and shall be of no further force and effect with respect to the then Available Premises, whether or not Tenant has timely exercised the option granted herein, (i) if an Event of Default exists at the time of exercise of the option or at the time of commencement of the term for the Available Premises or (ii) Tenant has assigned this Lease other than to a Permitted Transferee (as defined in Section 14.1) or (iii) Tenant or a Permitted Transferee is not in occupancy of at least 70% of the Premises as it may then exist at the time a Right of First Offer notice is given to Tenant or at the time the term for such Available Premises commences.
          (E) If Tenant is entitled to and properly exercises its Right of First Offer, Landlord shall prepare a reasonable amendment to reflect changes in the Base Rent, Term, Tenant Improvement Allowance and other appropriate terms. Tenant shall execute and return the amendment to Landlord within ten (10) days after Tenant’s receipt of same.
ARTICLE IV
RENTAL
     4.1 Definitions. As used herein,
          (A) “Property Taxes” shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof. Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Building or the rents or other income from the Building, to the extent that such taxes are in lieu of real property taxes. Property Taxes shall also include all fees and costs, including attorneys’ fees, appraisals and consultants’ fees, reasonably incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained. Property Taxes for any calendar year shall be Property Taxes which are assessed or become a lien during such year but in no event shall be an amount in excess of the amount which would be payable if such tax or assessment were paid in installments over the longest permitted term without a penalty or fee. Notwithstanding the foregoing, if a reassessment of the Building for ad valorem property tax purposes, including any reassessment pursuant to California Constitution Article 13A and Sections 60 through 67 of the California Revenue & Taxation Code, occurs, then Tenant shall be obligated to pay Tenant’s Percentage Share of any such additional Property Taxes resulting from any such reassessment with respect to the Building. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used at the Building.
          (B) “Operating Expenses” shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building, excluding Property Taxes and Direct Reimbursement Expenses (as each is hereinafter defined) including without limitation:

               (i) Premiums for property, casualty, liability, rent interruption, earthquake or other types of insurance carried by Landlord and commercially reasonable deductibles in connection with any insured casualty; provided, however that (x) Tenant’s Percentage Share of deductibles for earthquake insured casualty shall not exceed $100,000.00 for any occurrence and (y) Tenant’s Percentage Share of any uninsured casualty or so long as Landlord has in place the insurance required under this Lease, partially insured casualty shall not exceed $50,000.00. Notwithstanding the foregoing, if earthquake, terrorism or flood insurance is not carried in the Base Year and is then obtained by Landlord in a subsequent year, the Base Year Operating Expenses shall be grossed up to reflect the reasonable cost of such earthquake, terrorism or flood insurance as if it had been included in the Base Year.
               (ii) Salaries, wages and other amounts paid or payable for personnel including the building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker’s compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building.
               (iii) Building and common area cleaning expenses, including without limitation janitorial services, window cleaning, and garbage and refuse removal, excluding Direct Reimbursement Expenses.
               (iv) Landscaping expenses, including without limitation irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.
               (v) Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services to the common areas of the Building (excluding Direct Reimbursement Expenses).
               (vi) Subject to the provisions of Section 4.1(B)(xii) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security, access control and energy management systems, including service contracts, maintenance contracts, supplies and parts.
               (vii) Other items of repair or maintenance of elements of the Building.
               (viii) The costs of policing, security and supervision of the Building.
               (ix) Fair market rental and other costs with respect to the management office located at the Building.
               (x) The cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Building.

               (xi) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building.
               (xii) Capital expenditures or improvements (collectively, “Capital Improvements”) (a) made primarily to reduce Operating Expenses, or to comply with any laws or other governmental requirements enacted (or with respect to the ADA only, as interpreted or enforced) after the date of this Lease, or (b) for replacements (as opposed to additions or new improvements) of nonstructural items located in the common areas of the property required to keep such areas in good condition; provided, all such permitted Capital Improvements in excess of $50,000.00 (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (i) their useful lives, as reasonably determined by Landlord, or (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures. Capital Improvements of $50,000.00 or less may be expensed by Landlord in the year in which such expenditure occurs.
               (xiii) Legal fees and expenses.
               (xiv) A fee for the administration and management of the Building as reasonably determined by Landlord from time to time.
Operating Expenses shall not include costs incurred in connection with the presence of Hazardous Materials, except to the extent such costs are the responsibility of Tenant pursuant to Article VI of the Lease, any management fee in excess of 3% of gross receipts of the Building, costs of alteration of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage, attorneys fees and leasing commissions incurred in connection with any tenant leases, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the building manager, costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building. In addition, Operating Expenses shall not include and Tenant shall have no obligation to perform or to pay directly, or to reimburse Landlord for the following costs: (a) costs occasioned by the act, omission or violation of any law by Landlord or its respective agents, employees or contractors; (b) increases in insurance costs to the extent caused by the activities of another occupant of the Building, (c) expense reserves, (d) Capital Improvements, except to the extent set forth in clause 4.1(B)(xii) above, (e) costs to comply with any laws or other governmental requirements enacted (or with respect to the ADA only, as interpreted or enforced) as of the date of this Lease, and (f) wages, compensation, and labor burden for any employee not stationed on the Building except based on the percentage of their time reasonably allocated to services for the Building.
          (C) “Direct Reimbursement Payments” shall mean all charges for (i) utilities serving the Premises, including heating, ventilating, air conditioning and steam/utilities expenses, fuel, gas, electricity, water, sewer, telephone, and other services and (ii) janitorial services provided to the Premises, whether such expenses are paid to the Landlord or directly to the utility provider or service vendor.

          (D) If the Building is not fully occupied during an entire calendar year, or portion thereof, during the Lease Term, then the variable cost component of “Property Taxes” and “Operating Expenses” shall be equitably adjusted so that the total amount of Property Taxes and Operating Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been fully occupied for the entire calendar year. In no event shall Landlord be entitled to receive from Tenant and any other tenants in the Building an aggregate amount in excess of actual Operating Expenses as a result of the foregoing provision.
     4.2 Base Rent. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.7 above, subject to the following adjustments (herein called the “Rent Adjustments”): During each applicable calendar year, or portion thereof, during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to Section 1.7 above, shall be increased by (collectively, the “Tax and Operating Expense and Direct Reimbursement Payments Adjustment”): (i) Tenant’s Percentage Share of the increase in Operating Expenses incurred by Landlord during each year during the Term of this Lease over the Base Year Operating Expenses, (ii) Tenant’s Percentage Share of the increase in Property Taxes incurred by Landlord during each year during the Term of this Lease over the Base Year Property Taxes, and (iii) during each year of the Term, Direct Reimbursement Payments to the extent reimbursable to Landlord and not paid directly to the utility provider or service vendor (collectively, “Rent Adjustments”). A decrease in Property Taxes or Operating Expenses below the Base Year Operating Expenses or Base Year Property Taxes shall not decrease the amount of the Base Rent due hereunder or give rise to a credit in favor of Tenant.
     4.3 Adjustment Procedure; Estimates. The Tax and Operating Expense and Direct Reimbursement Payments Adjustment specified in Section 4.2 shall be determined and paid as follows:
          (A) During each calendar year, or portion thereof, during the Lease Term, Landlord shall give Tenant written notice of Base Year Operating Expenses and Base Year Taxes and its estimate of any increased amounts payable under Section 4.2 for that calendar year for Operating Expenses, Property Taxes and/or Direct Reimbursement Expenses, respectively as the case may be. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/l2th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.
          (B) Within one hundred twenty (120) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall use commercially reasonable efforts to deliver to Tenant a statement of that year’s Property Taxes, Operating Expenses, and Direct Reimbursement Expenses, and the actual Tax and Operating Expense and Direct Reimbursement Payments Adjustment to be made pursuant to Section 4.2 for such calendar year, as determined by Landlord (the “Landlord’s Statement”) and such Landlord’s Statement shall be binding upon Tenant, except as provided in Section 4.4 below. If the amount of the actual Tax and Operating Expense and Direct Payments Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days following receipt of Landlord’s Statement. If the amount of the actual Tax and Operating

Expense and Direct Reimbursement Payments Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be paid to Tenant within thirty (30) days. No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord’s right to payment under Section 4.2 above.
          (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense and Direct Reimbursement Payments Adjustment to be paid pursuant to Section 4.2 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.3 to be performed after such termination.
     4.4 Review of Landlord’s Statement. Provided that (a) Tenant is not then in default beyond any applicable cure period of its obligations to pay Base Rent, additional rent described in Section 4.2, or any other payments required to be made by it under this Lease and (b) Tenant strictly complies with the provisions of this Section 4.4, Tenant shall have the right, once each calendar year, to reasonably review relevant supporting data for any portion of a Landlord’s Statement, in accordance with the following procedure:
          (A) Tenant shall, within thirty (30) days after any such Landlord’s Statement is delivered, deliver a written notice to Landlord notifying Landlord of its election to inspect Landlord’s books and records relating to the Landlord’s Statement, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord’s Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant’s obligation to make all payments of Base Rent and all payments of Tenant’s Tax and Operating Expense and Direct Reimbursement Payments Adjustment) pending the completion of and regardless of the results of any review of records under this Section 4.4. The right of Tenant under this Section 4.4 may only be exercised once per year for any Landlord’s Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.4 for a particular Landlord’s Statement shall be deemed waived.
          (B) Tenant acknowledges that Landlord maintains its records for the Building at Landlord’s manager’s corporate offices and Tenant agrees that any review of records under this Section 4.4 shall be at the sole expense of Tenant and shall, at Tenant’s election, be conducted by an independent firm of certified public accountants on an non-contingency basis or an auditing firm provided that (i) the auditing firm is paid solely on a non-contingency basis and (ii) the person performing such audit shall be a certified public accountant. Tenant acknowledges and agrees that any records reviewed under this Section 4.4 constitute confidential information of Landlord, which shall not be disclosed to anyone other than Tenant, the accountants performing the review and Tenant’s lawyers and real estate advisors. Tenant shall require each person or entity who is not an employee of Tenant (excluding Tenant’s attorneys) to execute an agreement obligating such person or entity to comply with the nondisclosure requirements of this Section and shall use commercially reasonable efforts to monitor the compliance with such agreement. The breach by Tenant of its obligations under this Section shall constitute a material breach of this Lease.
     4.5 Payment. Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the second calendar month of the Lease Term after the 3rd Floor North Commencement Date in the amount of $121,014.92. Thereafter the Base Rent described in Section 1.7, as adjusted in accordance with Section 4.2, shall be payable in advance on the first day of each calendar month. If the 3rd Floor South Commencement Date or the 3rd Floor North Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord’s office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.
     4.6 Late Charge; Interest. Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) days after the date the payment is due, Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to five percent (5%) of the overdue amount or $200.00 whichever is greater to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date due to the date paid. Notwithstanding the foregoing, for any non-regularly recurring payments under this Lease (i.e, not payments of Monthly Base Rent or other payments made on a monthly basis), Tenant shall be provided written notice and five (5) days to cure such non-regularly recurring payment one (1) time each calendar year prior to the imposition of the foregoing late charge and default interest.
     4.7 Additional Rent. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as “Rent”.

ARTICLE V
SECURITY DEPOSIT
          (A) Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.10 above in cash or through a Letter of Credit (as hereinafter defined).
          (B) For purposes of this Lease, “Letter of Credit” shall mean an unconditional, irrevocable sight draft letter of credit, drawable in the San Francisco Bay Area, issued by Silicon Valley Bank or another bank reasonably satisfactory to Landlord, naming Landlord as beneficiary and otherwise in form and substance satisfactory to Landlord. The Letter of Credit shall be for a one (1) year term and shall provide: (i) that Landlord may make partial and multiple draws thereunder; (ii) that if Tenant fails to pay rent or other charges due under the Lease, or otherwise defaults, after applicable notice and cure periods, if any, with respect to any provision of the Lease, or if Landlord is otherwise permitted under the terms of the Lease to draw upon the Letter of Credit, Landlord may at its sole option draw upon the Letter of Credit and the bank will honor a sight draft of Landlord; (iii) that other than the delivery of any required statement by Landlord, the bank shall honor such draw without inquiry and the bank shall not have the authority, ability, right or discretion to inquire as to the basis for such statement; (iv) that in the event of Landlord’s assignment or other transfer of its interest in the Lease, the Letter of Credit shall be freely transferable by Landlord, one or more times, without recourse to the Landlord or the assignee or transferee of such interest and Tenant shall be responsible for any transfer fees or charges imposed by the issuer of the Letter of Credit in connection with Landlord’s transfer or assignment thereof; (v) that the Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2007 revisions), International Chamber of Commerce Publication No. 600; (vi) that the Letter of Credit will be automatically renewed upon the expiration of its term for additional one (1) year periods, not to extend beyond sixty (60) days after the Expiration Date of the Lease; and, (vii) that if the bank does not confirm the extension of the Letter of Credit at least sixty (60) days prior to the relevant annual expiration date or if Tenant does not substitute a replacement Letter of Credit by such date, or if a Default occurs under the Lease, Landlord shall be entitled to draw on the Letter of Credit and to hold and apply such funds as an additional Security Deposit in accordance with the terms of the Lease. In the event that Landlord draws upon the Letter of Credit solely due to Tenant’s failure to renew the Letter of Credit at least sixty (60) days before its expiration (i) such failure to renew shall not constitute a default hereunder and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return the cash proceeds of the original Letter of Credit drawn by Landlord. Landlord and Tenant hereby approve the form of Letter of Credit attached hereto as Exhibit G.
          (C) If Landlord draws upon the Letter of Credit in accordance with the terms of this Lease, Tenant shall within ten (10) days after Landlord’s draw deposit with Landlord a cash sum or substitute Letter of Credit in an amount which when added to the amount available to be drawn under the Letter of Credit equals the face amount of the Letter of Credit. Tenant’s failure to do so shall be a material breach of this Lease and entitle Landlord to draw down the entire Letter of Credit.

          (D) The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof beyond applicable notice and cure periods, if any, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby pursuant to Section 1951.2 of the California Civil Code. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration or earlier termination of the Lease Term, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s assignee), provided that subsequent to the expiration of this Lease, Landlord may retain from said Security Deposit all amounts necessary to compensate Landlord for any and all defaults by Tenant under the Lease, including post termination damages. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article V above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.
ARTICLE VI
USE OF PREMISES
     6.1 Tenant’s Permitted Use. Tenant shall have access to the Building and the Premises seven (7) days a week, twenty-four (24) hours a day. Tenant shall use the Premises only for Tenant’s Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other use or purpose whatsoever, without Landlord’s prior written consent. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant’s Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant’s use, and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.
     6.2 Compliance With Laws and Other Requirements.
          (A) Except as otherwise provide herein and in the Work Letter, Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including, without limitation, any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises.
          (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (i) violates any Applicable Law; (ii) causes or is reasonably likely to cause damage to the Building or the Premises; (iii) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (iv) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (v) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (vi) violates the Rules and Regulations described in Article XIX.
          (C) Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant’s prepaid expense.
          (D) The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.
          (E) Landlord shall be responsible, at its cost and expense and not as an Operating Expense, for all code compliance work (i) to the common areas of the Building, if any, including but not limited to the path of travel, common area bathrooms fixtures, drinking fountains and required seismic upgrades and (ii) required to comply with any laws or other governmental requirements enacted (or with respect to the ADA only, as interpreted or enforced) as of the date of this Lease.
          (F) Notwithstanding anything to the contrary herein, Tenant shall not be required to comply with or cause the Premises to comply with any laws, rules, regulations or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely due to Tenant’s particular use of the Premises.
     6.3 Hazardous Materials.
          (A) No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, managers, members, partners, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant’s Hazardous Materials. Notwithstanding the foregoing, normal quantities of Tenant’s Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord’s prior written consent. Tenant’s Hazardous Materials shall be Handled at all times in compliance with the manufacturer’s instructions therefor and all applicable Environmental Laws, as defined herein.
          (B) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, as defined herein, which requirements or necessity arises from the Handling of Tenant’s Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Except as otherwise agreed to by Landlord based upon advise of its environmental consultants, Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant’s Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord’s written approval prior to undertaking any actions required by this Section 6.3(B), which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.
          (C) Tenant agrees to execute affidavits, representations, and the like from time to time at Landlord’s request describing the Hazardous Materials used at the Premises by Tenant.
          (D) Landlord represents to its knowledge that (i) no Hazardous Materials is present on or about the Building in violation of Environmental Laws and (ii) there is no action pending before any Regulatory Authority regarding the presence of Hazardous Materials in the Building.
          (E) Landlord has disclosed to Tenant and Tenant has acknowledged that a small amount of non-friable encapsulated asbestos is located in the stairway leading to the penthouse and that such encapsulated asbestos will not be removed by Landlord.
          (F) In no event shall Tenant be liable for the removal or remediation of any Hazardous Materials or for any costs or expenses incurred by Landlord in connection with such removal or remediation except to the extent the removal or remediation of such Hazardous Materials is the responsibility of Tenant pursuant to this Section 6.3. Except as expressly set forth herein with respect to Tenant’s obligations, Landlord shall pay or cause others to pay for the removal or remediation of any Hazardous Materials in the Building or the Premises which are in violation of Environmental Laws.
          (G) Definitions
               (i) “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

               (ii) “Hazardous Materials” means: any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 22501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “Hazardous Substance under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) lead containing surface material, (viii) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (ix) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (x) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).
               (iii) “Handle,” “handle,” “Handled,” “handled,” “Handling,” or “handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.
               (iv) “Regulatory Authority” shall mean any federal, state or local governmental agency, commission, board or political subdivision.
ARTICLE VII
UTILITIES; SERVICES AND SIGNAGE
     7.1 Building Services. Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein, the cost of which shall either be Operating Expenses or a Direct Reimbursement Expenses in accordance with the terms of this Lease:
          (A) Non-attended automatic elevator service (if the Building has such equipment serving the Premises), in common with Landlord and other tenants and occupants and their agents and invitees, 24 hours a day, 7 days a week.
          (B) During Business Hours, such air conditioning, heating and ventilation as, in Landlord’s reasonable judgment, are required for the comfortable use and occupancy of the Premises with typical heat and occupancy loads for the Permitted Use; provided, however, that if Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord may provide such additional heating, ventilation or air conditioning at such rates and upon such additional conditions as shall be determined by Landlord from time to time. Tenant will have the right to request, upon reasonable advance written or email notice to Landlord, HVAC services for the Premises after Business Hours, and Tenant will be responsible for paying Landlord’s then hourly charge for supplying such services (as reasonably determined by Landlord from time to time) as additional Rent. Tenant acknowledges that at present, notification for HVAC services during weekends would have to be provided no later than 2:00 PM on the preceding Friday. The hourly cost for HVAC supplied after Building Hours as of the Lease Date is $75.00 per hour
          (C) Water for drinking and rest room purposes.
          (D) Reasonable janitorial and cleaning services five (5) days per week to the Common Areas.
          (E) At Tenant’s sole cost, Tenant shall contract with Landlord’s janitorial vendor to provide janitorial and cleaning services to the Premises five (5) days a week and, the cost of removal of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.
          (F) An access control security system for after-hours use by all tenants in the Building.
          (G) Notwithstanding anything to the contrary set forth in this Section 7.1, Landlord and Tenant acknowledge that the Premises will be separately metered for electricity serving the lights and convenience outlets and server rooms in the Premises. Tenant will pay any costs of installing, maintaining or replacing such separate utility meter, and Tenant will reimburse Landlord directly for such separately metered electricity. Notwithstanding such separate metering of electricity usage within the Premises if Tenant’s increased electrical requirements or other sources of heat will materially affect the temperature level in the Premises or the Building, Landlord may require Tenant to pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including but not limited to the cost of modifications to the air conditioning system. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building.
          (H) Any amounts which Tenant is required to pay to Landlord pursuant to this Section 7.1 shall be payable within thirty (30) days after written demand by Landlord and shall constitute additional Rent.
     7.2 Interruption of Services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.1, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant’s obligations hereunder shall not be affected by any such action of Landlord. Notwithstanding anything to the contrary contained herein, Tenant hereby waives the provisions of Section 1932(l) of the California Civil Code or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such failure or interruption. Notwithstanding the foregoing or any other provision of this Lease to the contrary, in the event that any utility, communication or other building service is interrupted for more than five (5) consecutive business days, or for more than ten (10) business days in a single month whether or not consecutive, as a result of Landlord’s or its agents, contractors or employees active negligence or Landlord’s breach of Landlord’s obligations under this Lease (as distinct from a failure of such utility or service which is area wide, a Force Majeure event or which occurred and was not caused by Landlord’s or its agents’, employees’ or contractors’ active negligence or breach of Landlord’s obligations hereunder), then and in such event, Tenant shall receive an abatement of Rent until such service(s) are restored; provided however that if and to the extent such failure is covered by rent interruption insurance, Landlord shall process such claim and shall provide Tenant with the benefit of any such payments from the date received.
     7.3 Signage.
          (A) Landlord, at its sole cost and expense, will provide (a) the initial Building standard identification of Tenant on the main floor lobby directory, including a logo of appropriate size; and (b) the initial Building standard identification signage at the entry to the Premises. Any subsequent changes to the suite identification or directory signage (including any update of any computer directory) will be at Tenant’s sole cost. Tenant may, at its sole cost and expense, install additional signage at the entrance to its Premises and in the elevator lobbies of its Premises provided, however that all such additional signage shall be subject to the Landlord’s prior written approval as to the location, size, lettering, materials, color, lighting and content of the sign, which approval may be given or withheld in the sole but reasonable discretion of Landlord.
          (B) Tenant shall have the non-exclusive right to display “eyebrow” signage on the exterior (“Exterior Signage”) of the South Building upon the following terms:
               (i) An exhibit of Tenant’s location and design of the proposed Exterior Signage is attached hereto as Exhibit F. Notwithstanding anything in Exhibit F to the contrary, Landlord has approved only the front view of the box and not the top view and mounting details associated with the top view?

               (i) Landlord makes no representations and warranties regarding the approval of any Exterior Signage or the conditions imposed by the City of San Francisco.
               (ii) Tenant understands and agrees that the use of the Exterior Signage to identify any entity except Omniture, Inc. will require the prior written approval of Landlord, which approval may be given or denied in its sole and absolute discretion. In no event may Tenant assign the Exterior Signage except in connection with the assignment of its entire interest under this Lease, and in no event may Tenant sublease the Exterior Signage except in connection with a sublease to a permitted subtenant occupying substantially all of the Premises of Tenant in the Building (“Signage Transfer”). Landlord shall have the right to approve any Signage Transfer, including, without limitation, a Signage Transfer to an Affiliate. Tenant understands and acknowledges that Landlord may apply more stringent criteria to approve a Signage Transfer than to approve an assignment or subletting under the Lease and Landlord may elect to consent to an assignment of this Lease or a subletting of the Premises but to exercise the right to terminate the right to Exterior Signage unless (x) after such assignment or subletting, Tenant remains an ongoing, active business entity and (y) Tenant notifies Landlord that Tenant will continue to use such Exterior Signage solely to identify Omniture, Inc. and no other entity.
               (iii) Tenant shall comply, at its sole cost and expense, with any and all laws and governmental requirements applicable to the Exterior Signage, including, without limitation, all historical designation regulations and requirements.
               (iv) Tenant shall not install any sign without having obtained all necessary permits and licenses. If and to the extent different in any respect from the Signage Exhibit, all such signage shall be subject to Landlord’s prior written approval as to the location, size, lettering, materials, color, lighting and content of the sign, which approval may be given or withheld in the sole but reasonable discretion of Landlord. Landlord shall provide its response to Tenant’s submittals of signage location, design and content under this subsection within seven (7) days after Landlord’s receipt of such information.
               (v) Tenant shall pay for all engineering costs and all costs of designing, installing, maintaining and removing the Exterior Signage. Upon the end of the Term, Tenant shall, at its sole cost and expense, restore the exterior wall to the condition it was in prior to such installation, ordinary wear and tear, acts of God, casualties and condemnation excepted.
ARTICLE VIII
MAINTENANCE AND REPAIRS
     8.1 Landlord’s Obligations. Except as provided in Sections 8.2 and 8.3 below, Landlord shall maintain the Building in reasonable order and repair throughout the Lease Term, and except as expressly provided herein, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance. Landlord shall at its cost and not as an Operating Expense for non-routine maintenance, repair and/or replacement of the roof and the parking garage, including resurfacing of the parking garage to the extent directly caused by any construction defects. Except as provided herein, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building provided, however, that Landlord shall not impair Tenant’s operations more than reasonably necessary. Notwithstanding anything to the contrary herein, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (b) for which Landlord has received reimbursement from others, (c) to the structural portions of the Premises, (d) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises and the Building, (e) to any portion of the Building outside of the demising walls of the Premises, or (f) any Capital Improvements. Notwithstanding the foregoing, Tenant shall pay for its share of the repairs described in (c), (d), (e) and/or (f) above if and to the extent (x) such costs are properly included in Operating Expenses or (y) such expenditures are required as a result of Tenant’s negligence or willful misconduct.
     8.2 Tenant’s Obligations. During the Lease Term, Tenant shall, at its sole cost and expense, maintain the Premises in the condition received (including, without limitation, the carpet, wall covering, doors, plumbing and other fixtures, equipment, alterations and improvements, whether installed by Landlord or Tenant). Further, except to the extent of Landlord’s waiver in Section 10.6, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant’s activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant’s property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, managers, members, partners, employees, agents, contractors or invitees. Notwithstanding the foregoing, Landlord shall perform all Capital Improvements within the Premises, which shall either be performed at Landlord’s expenses, Tenant’s expense or as an Operating Expense as otherwise provided in this Lease.
     8.3 Landlord’s Rights. Landlord and its contractors shall have the right, at all reasonable times and upon prior oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. Any entry by Landlord and Landlord’s agents hereunder shall not impair Tenant’s operations more than reasonably necessary, and shall comply with Tenant’s reasonable security measures.
ARTICLE IX
ALTERATIONS, ADDITIONS AND IMPROVEMENTS
     9.1 Landlord’s Consent; Conditions. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without the prior written consent of Landlord, which consent, with respect to nonstructural alterations, shall not be unreasonably withheld. Landlord may impose as a condition to making any Alterations such requirements as Landlord in its reasonable discretion deems necessary or desirable including without limitation: Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to the Alterations; Landlord’s prior written approval of the time or times when the Alterations are to be performed; Landlord’s prior written approval of the contractors and subcontractors performing work in connection with the Alterations; Tenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; and Tenant’s payment to Landlord of all costs and expenses incurred by Landlord because of Tenant’s Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. Subject to the foregoing, Landlord shall not charge Tenant with a construction management fee in connection with any Alteration. Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord’s supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use or the proper performance of the Alterations. Notwithstanding anything to the contrary herein, Tenant may construct non-structural Alterations in the Premises without Landlord’s prior approval but upon prior written notice to Landlord, if the costs of any projects do not exceed Twenty-Five Thousand Dollars ($25,000) and Tenant shall, at the request of Landlord remove such Alterations at the end of the Term.
     9.2 Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., as it may be amended from time to time, and any governmental regulations with respect thereto and Title 24 of the California Administrative Code. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand. No asbestos-containing materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.
     9.3 Liens. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys’ fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. During the progress of such work, Tenant shall, upon Landlord’s request, furnish Landlord with lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.6 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant within thirty (30) days following without notice or demand.
     9.4 Lease Termination. Except as provided in this Section 9.4, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as existed on the completion of the 3rd Floor North Work and the 3rd Floor South Work, as applicable, subject to reasonable wear and tear, casualty, condemnation, Hazardous Materials (other than those released or emitted by Tenant), and alterations or other interior improvements which it is permitted to surrender at the termination of this Lease. In no event shall Tenant be required to remove Landlord’s Work. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant at the time Landlord consents to such Alterations, require Tenant to remove some or all of Tenant’s Alterations, in which event Tenant shall promptly remove the designated Alterations at the end of the Lease Term and shall promptly repair any resulting damage, all at Tenant’s sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand. Notwithstanding the foregoing to the contrary, in the event that Landlord gives its consent, pursuant to the provisions of Section 9.1 of this Lease, to allow Tenant to make an Alteration in the Premises, Landlord agrees to notify Tenant in writing at the time of the giving of such consent whether Landlord will require Tenant, at Tenant’s cost, to remove such Alteration at the end of the Lease Term.
ARTICLE X
INDEMNIFICATION AND INSURANCE
     10.1 Indemnification.
          (A) Except to the extent of Landlord’s waiver in Section 10.7, Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, managers, members, agents and employees, successors and assigns, (except to the extent of the losses described below are caused by the gross negligence of Landlord, its agents and employees), from and against:

               (i) any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys’ fees and legal costs) to the extent arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons to the extent arising out of, or attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord’s employees or agents or damage to the Premises or any portion of the Building.
               (ii) any and all environmental damages which arise from: (i) the Handling of any Tenant’s Hazardous Materials, as defined in Section 6.3 (ii) the breach of any of the provisions of Section 6.3 of this Lease. For the purpose of this Lease, “environmental damages” shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord’s marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant’s Hazardous Materials, whether or not required by Environmental Laws. To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws as a result of Tenant’s use of Hazardous Materials, Tenant’s obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant’s part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant’s obligations and liabilities pursuant to this Section 10.1 shall survive the expiration or earlier termination of this Lease.
          (B) Except to the extent of Tenant’s waivers in Section 10.7, Landlord agrees to protect, indemnify, hold harmless and defend Tenant from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, with respect to any claim of damage or injury to persons or property at the Premises, caused by the active negligence or willful misconduct of Landlord or its agents or employees, violation of law or default of its obligations hereunder, after applicable notice and cure periods.
          (C) Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.
          (D) Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.
     10.2 Property Insurance.
          (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, “all-risk” property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, sprinkler leakage, bursting of pipes and explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all Alterations made by or for Tenant in the Premises (excluding Landlord’s Work); and (b) Tenant’s trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant’s personal property shall be paid to Tenant.
          (B) At all times during the Lease Term, Tenant shall procure and maintain rental value insurance covering a period of one year which shall also cover all real estate taxes and insurance costs for said period attributable to all perils insured against in Section 10.2(A).
     10.3 Landlord’s Insurance. Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the then full replacement cost (without depreciation) of the Building (above foundations and including the Landlord Work), insuring against fire and such other risks as may be included in standard forms of “All Risk” (also known as causes of loss — special form) coverage insurance reasonably available from time to time. The policy of “All-Risk” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by the policy.
     10.4 Liability Insurance.
          (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant in the Premises. Such insurance shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any Mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.
          (B) Landlord shall, at all times during the Lease Term, procure and maintain commercial general liability insurance for the Building in which the Premises are located. Such insurance shall have minimum combined single limit of liability of at least One Million Dollars ($1,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000).
     10.5 Workers’ Compensation Insurance. At all times during the Lease Term, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of California, and Employer’s Liability insurance with a limit not less than One Million

Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease Policy Limit.
     10.6 Policy Requirements. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than AVIII in Best’s Insurance Guide. A certificate of insurance (or, at Landlord’s option, copies of the applicable policies) evidencing the insurance required under this Article X shall be delivered to Landlord prior to the 3rd Floor South Commencement Date or the date Tenant enters the Premises for the purpose of installing personal property, and the certificate and/or policy for Tenant’s commercial general liability insurance will name Landlord and the other parties required under Section 10.3(A) as additional insureds. No such policy shall be subject to cancellation or reduction without thirty (30) days prior written notice to Landlord and to any Mortgagee designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and Landlord as required by this Lease.
     10.7 Waiver of Subrogation.
          (A) Landlord agrees that so long as the same is permitted under the laws of the State of California, it will include in its “All Risk” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant and its employees, agents and visitors with respect to losses payable under such policies (including claims for damage to foundations whether insured or not) and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. If Landlord is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Landlord shall, if legally possible and without necessitating a change in insurance carriers, have Tenant named in such policy or policies as an additional insured. If Tenant shall be named as an additional insured in accordance with the foregoing, Tenant agrees to endorse promptly to the order of Landlord, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Tenant does hereby irrevocably waive any and all rights in and to such proceeds and payments.
          (B) Tenant agrees to include so long as the same is permitted under the laws of the State of California, it will include in its “All Risk” insurance policy or policies required under this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord, its employees, agents or visitors with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.
          (C) Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same arises from a risk or peril that is required to be insured against under a property insurance policy or policies Landlord is required to maintain pursuant to this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, for loss or damage occurring to any item which Tenant is required to insure hereunder to the extent the same arises from a risk or peril that is required to be insured against under a property insurance policy or policies Tenant is required to maintain pursuant to this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees.
          (D) The waivers in this Section 10.7 shall apply whether or not the parties are able to obtain such waivers in their respective insurance policies. Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (A) and (B) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.
     10.8 Failure to Insure. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord’s prior written consent.
     10.9 Exemption of Landlord from Liability. Landlord shall not be liable for injury to Tenant’s business, or loss of income therefrom, or, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord, or its authorized agents, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Building. Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building is solely within Landlord’s discretion; Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism or like causes. Tenant shall defend, indemnify and hold Landlord harmless from any such claims made by any employee, contractor, or agent of Tenant.
ARTICLE XI
DAMAGE OR DESTRUCTION
     11.1 Total Destruction. Except as provided in Section 11.3 below, this Lease shall automatically terminate if the Building is totally destroyed.
     11.2 Partial Destruction of Premises. If the Premises are damaged by any casualty and, in Landlord’s opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its preexisting condition within two hundred seventy (270) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.3, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord’s opinion, be made within said two hundred seventy (270) day period, then Landlord may, at its option, exercisable by written notice given to Tenant within thirty (30) days after the date of the damage or destruction, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; if Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.
     11.3 Exceptions to Landlord’s Obligations. Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) there is an uninsured casualty or partially insured casualty and damage to the Building that is uninsured exceeds twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than one (1) year prior to the Expiration Date and Tenant does not elect to exercise its Renewal Option at that time. Further, Tenant’s Rent shall not be abated if Tenant, or any officers, managers, members, partners, employees, agents or invitees, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.

     11.4 Waiver. The provisions contained in this Lease shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.
ARTICLE XII
CONDEMNATION
     12.1 Taking. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively “Condemnation”), and if Landlord, at its option, is unable or unwilling to provide substitute premises containing at least as much rentable area as described in Section 1.2 above, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.
     12.2 Award. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant’s relocation costs directly associated with the taking and for the taking of personal property or trade fixtures, provided such separate award does not diminish Landlord’s award.
     12.3 Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.
ARTICLE XIII
OMITTED
ARTICLE XIV
ASSIGNMENT AND SUBLETTING
     14.1 Restriction.
          (A) Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a “Transfer”), subject, however, to the terms and conditions of this Article XIV, which terms and conditions Tenant and Landlord agree are reasonable. An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord’s option, shall constitute a material breach of this Lease.
          (B) So long as Tenant is not entering into a transaction described herein for the purpose of avoiding or otherwise circumventing the remaining terms of this Article, Tenant may, subject to Section 14.2, assign its entire interest under this Lease or sublease all or a portion of the Premises, without the consent of Landlord and without complying with the provisions of Section 14.3 and 14.5 below (each, a “Permitted Transferee”), to (i) an Affiliate (as hereinafter defined), or (ii) a successor to Tenant by purchase or other acquisition of Tenant’s capital stock or substantially all of Tenant’s assets, merger, consolidation or reorganization, provided that all of the following conditions are satisfied: (1) there is no uncured Event of Default under this Lease with respect to Tenant; (2) Tenant shall give Landlord written notice at least five (5) days prior to the effective date of the proposed transfer together with the information required hereunder and such entity shall expressly assume Tenant’s obligations hereunder; and (3) with respect to a purchase, merger, consolidation or reorganization which results in Tenant ceasing to exist as a separate legal entity, Tenant’s successor shall have a net worth equal to Tenant’s net worth at the date immediately prior to such transfer. For purposes of this provision, the term “Affiliate” shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any parent corporation controlling Tenant or any subsidiary that Tenant controls. The term “control,” as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity.
          (C) Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.
     14.2 Notice to Landlord. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant’s request for Landlord’s consent:
          (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

          (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord’s Consent to Sublease or Assignment and Assumption of Lease and Consent.
     14.3 Landlord’s Recapture Rights. At any time within twenty (20) business days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 14.2 above (or in the event of a “spin-off” transaction regarding the sale of a substantial portion of Tenant’s assets, within fourteen (14) days after its receipt of such information and documents), Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant if the proposed sublease is for substantially all of the 3rd Floor South or the 3rd Floor North, respectively, as the case may be and for substantially all of the remaining Term (but not if the proposed sublease is for less than substantially all of the 3rd Floor South or 3rd Floor North or not for substantially all of the remaining Term); (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet (if the sublease meets the criteria set forth in clause (a) above), with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period (or in the event of a “spin-off” transaction regarding the sale of a substantial portion of Tenant’s assets, within fourteen (14) days after its receipt of such information and documents), Landlord shall either consent or deny its consent to the proposed assignment or subletting.
     14.4 Landlord’s Consent; Standards. Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld, and without limiting the foregoing, Landlord’s consent shall be deemed reasonably withheld if, in Landlord’s good faith judgment: (i) the proposed assignee or subtenant may not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality or image to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) Landlord has sufficient vacant space in the Building and either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building and is, or within a period of thirty (30) days prior to Tenant’s request has been, actively negotiating (exchanging written proposals) with Landlord to lease space in the Building; (v) the proposed assignee or subtenant is disreputable; (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord’s reasonable judgment, impact the Building in a negative manner including but not limited to significantly increasing the pedestrian traffic in and out of the Building or requiring any alterations to the Building to comply with applicable laws; (vii) the transferee is a government (or agency or instrumentality thereof); or (viii) Tenant has failed to cure a default within applicable notice and cure periods, if any, at the time Tenant requests consent to the proposed Transfer.
     14.5 Additional Rent. If Landlord consents to any such assignment or subletting, fifty percent (50%) of the amount by which all sums or other economic consideration received by

Tenant attributable to such assignment or subletting, whether denominated as rental or otherwise, exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) less Assignment and Subletting Costs (as hereinafter defined) shall be paid to Landlord promptly after receipt as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder. “Assignment or Subletting Costs” shall mean (x) any reasonable brokerage commissions paid by Tenant in connection with the subletting or assignment, and (y) the cost of any Alterations made by Tenant to the space which is the subject of the assignment or sublet to prepare the same for the assignee’s or subtenant’s occupancy and (z) reasonable attorneys fees incurred by Tenant in connection with such assignment or subletting.
     14.6 Landlord’s Costs. If Tenant shall Transfer this Lease or all or any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord’s costs related thereto, including Landlord’s reasonable attorneys’ fees and an administration fee to Landlord of Seven Hundred Fifty Dollars ($750.00) but in no event shall such sum exceed a maximum of $5,000 per request for approval of an assignment or sublet.
     14.7 Continuing Liability of Tenant. Notwithstanding any Transfer, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.
     14.8 Non-Waiver. The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord’s rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized to direct any transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.
ARTICLE XV
DEFAULT AND REMEDIES
     15.1 Events of Default By Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (“an Event of Default”).
          (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder on its due date, provided that Tenant shall have a grace period of three (3) days (“Grace Period”) to make such payments of Base Rent; provided, however, that Landlord shall provide Tenant with written notice and five (5) days in which to cure such non-payment once each calendar year during the Term prior to the occurrence of an Event of Default and further provided that if Tenant pays Base Rent later than the first day of a calendar month more than four (4) times in any one (1) calendar year, the Grace Period shall terminate and all payments of Base shall be made on its due date.
          (B) The abandonment of the Premises by Tenant.
          (C) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.1(A) and 15.1(B) above, if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the thirty (30) day period, no default shall exist if Tenant commences the curing of the default within the thirty (30) day period and thereafter diligently prosecutes the same to completion and completes the same within ninety (90) days.
          (D) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant the same is dismissed within sixty (60) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets at the Premises or Tenant’s interest in this Lease or the Premises, when possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease or the Premises, if such seizure is not discharged within sixty (60) days.
          (E) Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor to Landlord.
     Time is of the essence with respect to Tenant’s compliance with this Section 15.1.
     15.2 Remedies. Upon the occurrence of any default by Tenant as provided in Section 15.1, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom in accordance with applicable law, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term “rent” as used in this Section 15.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Section 15.4 below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
     15.3 Landlord’s Right To Continue Lease Upon Tenant Default. Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (that is, Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, because Tenant has the right to sublet or assign, subject only to reasonable limitations). Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies as Rent becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession, and this Lease will not be deemed terminated unless and until Landlord delivers notice to Tenant expressly stating Landlord’s intention to terminate this Lease.
     15.4 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder in each case subject to applicable notice and cure periods, if any, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant’s part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.
     15.5 Non-Waiver. Nothing in this Article shall be deemed to affect Landlord’s rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant’s right to possession of the Premises for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, and shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted; regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises. The waiver by Landlord of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease; nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease.
     15.6 Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, including the right to terminate this Lease or to terminate Tenant’s right of possession of the Premises and reenter and repossess the Premises and remove all persons and property from the Premises without terminating this Lease as provided in Section 15.2, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Exercise of any of the remedies described in this Article XV will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.
     15.7 Default by Landlord. Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that in no event shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages.
ARTICLE XVI
ATTORNEYS’ FEES; COSTS OF SUIT
     16.1 Attorneys’ Fees. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys’ fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys’ fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys’ fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant’s obligations under this Lease.
     16.2 Indemnification. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, except as provided in Section 10.1 (B), Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys’ fees, in connection with the litigation.
ARTICLE XVII
SUBORDINATION AND ATTORNMENT
     17.1 Subordination. This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a “Mortgagee”) shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.1. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Article XVII, a “Successor Landlord”) shall (a) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease (provided that such Successor Landlord shall cure any existing defaults of which it is provided notice after such foreclosure); (b) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (c) not be liable for the return of any Security Deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; (d) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (e) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord; (f) not be bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without Successor Landlord’s prior written consent; and (g) not be bound by any obligation under the Lease to perform any work or to make any improvements to the demised Premises. Any obligations of any Successor Landlord under its respective lease shall be nonrecourse as to any assets of such Successor Landlord other than its interest in the Premises and improvements. Notwithstanding the foregoing, (x) Landlord shall obtain a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached hereto as Exhibit E from any Mortgagee on the

Property as of the 3rd Floor South Commencement Date and (y) Landlord shall obtain a Subordination, Non-Disturbance and Attornment Agreement from any future Mortgagees on the Property on such lender’s then standard form of Subordination, Non-Disturbance and Attornment Agreement as a condition of the subordination of this Lease to such mortgage.
     17.2 Attornment. If the interests of Landlord under the Lease shall be transferred to any superior Mortgagee or other person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust or any other purchaser or transferee of such interests of Landlord, Tenant shall be bound to such Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant’s landlord under this Lease such Successor Landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Successor Landlord’s succeeding to the interest of Landlord under the Lease. Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.2.
     17.3 Mortgagee Protection. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the “Notified Party”). Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord’s default.
ARTICLE XVIII
QUIET ENJOYMENT
     Provided that Tenant performs all of its obligations hereunder within applicable notice and cure periods, if any, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

ARTICLE XIX
RULES AND REGULATIONS
     The Rules and Regulations attached hereto as Exhibit C are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and nondiscriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building. Tenant shall not be required to comply with any new rule or regulation unless the same does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or materially decrease the rights of Tenant under this Lease.
ARTICLE XX
ESTOPPEL CERTIFICATES
     Tenant agrees at any time and from time to time upon not less than fifteen (15) days’ prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Building, and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month’s Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord’s or any predecessor landlord’s interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that to Tenant’s best knowledge, Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other matter relating to this Lease or the Premises or, if so, specifying each such default. If there is a Guaranty under this Lease, said Guarantor shall confirm the validity of the Guaranty by joining in the execution of the Estoppel Certificate or other documents so requested by Landlord or Mortgagee. In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain any other provisions customarily required by such Mortgagee including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state.

ARTICLE XXI
ENTRY BY LANDLORD
     Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant’s duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent. Any entry by Landlord and Landlord’s agents shall comply with Tenant’s reasonable security measures.
ARTICLE XXII
LANDLORD’S LEASE UNDERTAKINGS — EXCULPATION FROM
PERSONAL LIABILITY; TRANSFER OF LANDLORD’S INTEREST
     22.1 Landlord’s Lease Undertakings. Notwithstanding anything to the contrary contained in this Lease, including any Exhibits or Riders hereto attached, it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Lease or otherwise arising out of Tenant’s use of the Premises or the Building (collectively, “Landlord’s Lease Undertakings”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under this Lease are a part (“Landlord’s Real Estate”) and not to any other assets of Landlord or its constituent partners; and (b) except to the extent of Landlord’s interest in Landlord’s Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its constituent partners, or against any of their respective directors, officers, managers, members, employees, agents, constituent partners, beneficiaries, trustees or representatives.
     22.2 Transfer of Landlord’s Interest. In the event of any transfer of Landlord’s interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord accruing after the date of such assignment, including, without limitation, the obligation of Landlord under Article VI of this Lease and Section 1950.7 of the California Civil Code to return the Security Deposit; provided the grantee of Landlord’s interest expressly assumes, subject to the limitations of this Article XXII, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Article XXII, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.
ARTICLE XXIII
HOLDOVER TENANCY
     Nothing contained herein will be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord due to Tenant’s failure to vacate and deliver possession to Landlord as provided herein. If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Rent. During such holdover period, Tenant shall pay to Landlord, on the first day of each applicable month, a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including, without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.
ARTICLE XXIV
NOTICES
     All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served by hand delivery, or alternatively, by (a) delivery by private express courier (such as Federal Express or Airborne Courier) or (b) mailing the same by registered or certified mail, postage prepaid, addressed to Landlord at the addresses for Landlord set forth in Section 1.12 above and to Tenant at the address for Tenant set forth in Section 1.13 above, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Notice shall be deemed to have been served if by hand or by private express courier on the date of delivery (or refusal if the recipient declines to sign for same), or if by mailing, three business days after the same was posted. Any notice or demand from an attorney acting or purporting to act on behalf of a party shall be deemed to be notice from such party, provided that such attorney is authorized to act on behalf of such party.

ARTICLE XXV
BROKERS
     The parties recognize as the broker(s) who procured this Lease the Broker(s) specified in Section 1.14 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto. If Landlord has dealt with any other person or real estate broker in respect to this Lease, Landlord shall be solely responsible for the payment of any fee due said person or firm and Landlord shall protect, indemnify, hold harmless and defend Tenant from any liability in respect thereto.
ARTICLE XXVI
COMMUNICATIONS AND COMPUTER LINES
     26.1 Generally. Tenant acknowledges and agrees that all telephone and telecommunications services (“Telecommunications Services”) desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all equipment, apparatus and devices, including without limitation wiring and cables, for the provisions of Telecommunications Services, as well as Tenant’s computer and data wiring and cabling (collectively, the “Telecommunications Equipment”) shall be and remain solely in the Premises. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant’s Telecommunications Equipment, nor for any wiring or other infrastructure to which Tenant’s Telecommunications Equipment may be connected. Tenant agrees that, to the extent any Telecommunications Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto except as otherwise expressly provided in this Lease, and it shall be the sole obligation of Tenant, at its sole expense, to obtain substitute service. Tenant shall not be entitled to any rent abatement and neither the 3rd Floor South Commencement Date nor the 3rd Floor North Commencement Date, respectively, of this Lease shall not be delayed due to Tenants inability to obtain telecommunication services.
     26.2 Interruption. Landlord shall have the right, upon such notice as is practicable in the case of emergencies, and otherwise upon at least two (2) business days prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building. Any such interruption shall be after Business Hours, if commercially reasonable, and shall not impair Tenant’s operations more than reasonably necessary.
     26.3 Removal. Any and all Telecommunications Equipment installed in the Premises, or elsewhere in the Building by or on behalf of Tenant, including wiring and other facilities for the provision of Telecommunications Services, shall be removed by Tenant upon the expiration or earlier termination of the Lease Term, at its sole expense using a contractor reasonably approved by Landlord.
     26.4 Abandonment. If the Telecommunications Equipment is not removed within thirty (30) days of the termination or expiration of this Lease, the Telecommunications Equipment shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed, otherwise disposed of, or retained and used, by Landlord without notice to Tenant, without obligation to account therefor, and without payment to Tenant or credit against any amount due from Tenant to Landlord pursuant to this Lease. Tenant shall pay to Landlord upon demand all costs of any such removal, disposition and storage of the Telecommunication Equipment, as well as all costs to repair any damage to the Building caused by such removal. The obligations within this Section 26.4 shall survive the expiration or earlier termination of this Lease.
     26.5 New Providers. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building (a “New Provider”), no such New Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval may be withheld in Landlord’s reasonable discretion. Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of the New Provider. Without limitation of Landlord’s right to withhold consent in its reasonable discretion, Landlord may refuse to give its approval unless all of the following conditions are satisfied: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the New Provider’s provision of its services, including, without limitation, the cost of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the New Provider, the New Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord, in its reasonable discretion, determines to be necessary to protect its financial interest and the interests of the Building related to the proposed activities of the New Provider; (iii) the New Provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord, in its sole and absolute discretion, to be necessary to protect the interest of the Building, the tenants in the Building and Landlord; (iv) Landlord determines, in its reasonable discretion, that there is sufficient space in the Building for the placement of all of the New Provider’s equipment and materials; and (v) all of the foregoing matters are documented in a written agreement between Landlord and the New Provider, the form and content of which are satisfactory to Landlord in its reasonable discretion. Notwithstanding any provision of the preceding subsection to the contrary, the reasonable refusal of Landlord the grant its approval to any New Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease, and in no event shall Tenant have the right to terminate this Lease or claim entitlement to rent abatement for Landlord’s reasonable refusals to grant Tenant’s request for approval of a New Provider. The provisions of this Article XXVI may be enforced solely by Tenant and Landlord and are not for the benefit of any other party. Specifically, but without limitation, no telephone or telecommunications provider is intended to be, nor shall be deemed, a third party beneficiary of this Lease.

ARTICLE XXVII
MISCELLANEOUS
     27.1 Entire Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.
     27.2 Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.
     27.3 Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.
     27.4 Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord’s obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services, but excluding financial inability. The amount of time for Landlord to perform any of Landlord’s obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences. The time periods set forth in Sections 2.2(H) and 2.3(C) shall not be subject to extension or modification by reason of this Section 27.4.
     27.5 Survival of Obligations. Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.
     27.6 Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.
     27.7 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.
     27.8 Severability. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

     27.9 Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.
     27.10 Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.
     27.11 Independent Covenants. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.
     27.12 Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.
     27.13 Time is of the Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.
     27.14 Joint and Several Liability. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.
     27.15 Exhibits. Exhibits A (Floor Plan of Premises), B (Work Letter Agreement), C (Rules), D (Form of Commencement Date Certificate), E (Form of SNDA), F (Form of Signage) and G (Form of Letter of Credit) are incorporated into this Lease by reference and made a part hereof.
     27.16 Offer to Lease. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant’s credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).
     27.17 Choice of Laws; Waiver of Jury Trial. In addition, Tenant hereby submits to local jurisdiction in the State of California and agrees that any action by Tenant against Landlord shall be instituted in the State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of California. TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING ANY LAW ENACTED AFTER THE LEASE DATE, TENANT AND LANDLORD HEREBY, KNOWINGLY AND VOLUNTARILY, WAIVE TRIAL BY JURY IN ANY ACTION WHATSOEVER BROUGHT BY LANDLORD OR TENANT UNDER OR IN RESPECT OF THIS LEASE, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL COUNTERCLAIMS. THE

FOREGOING WAIVER HAS BEEN A MATERIAL INDUCEMENT TO LANDLORD’S AND TENANT’S ENTERING INTO THIS LEASE.
     27.18 Electrical Service to the Premises. Anything set forth in Section 7.1 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant’s cost (except as otherwise provided herein) and shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.
     27.19 Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (v) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vi) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant’s employees; (vii) to prohibit the placement of video or other electronic games in the Premises; (viii) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (ix) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (x) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xii) to retain at all times master keys or pass keys to the Premises. In exercising any of the foregoing rights, Landlord shall not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and shall not materially increase the obligations or materially decrease the rights of Tenant under this Lease.
     27.20 No Recordation. Tenant shall not record this Lease or any memorandum or short form of it.
     27.21 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option under this Section 27.21 will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

     27.22 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements installed or paid for by Landlord in the Premises. Promptly after Landlord’s demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.
     27.23 Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, if those are not so prepared, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s lenders or prospective purchasers of the project, (b) in litigation between Landlord and Tenant, and (c) if required by court order. Notwithstanding the foregoing, this Section shall not apply during any period during the Term when the Tenant under the Lease is a publicly listed entity.
     27.24 Presumption. In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in Landlord’s office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.
     27.25 Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; provided, however that this Lease may be disclosed to Tenant’s attorneys, accountants, real estate advisors and otherwise as may be required by law or legal process. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure. Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorney’s fees suffered or claimed against Landlord, its agents, servants, and employees, based in whole or in part upon the breach of this Section 27.25 by Tenant, its agents, servants, and employees. The obligations within this Section 27.25, shall survive the expiration or earlier termination of this Lease.
     27.26 Parking. Tenant may rent from Landlord or its parking operator, commencing on the 3rd Floor South Commencement Date, the number of unreserved parking spaces set forth in Section 1.16, which parking passes shall pertain to the Building’s subterranean garage which may be operated on a valet basis. Tenant shall pay to Landlord or its parking operator for automobile parking passes the prevailing rate charged from time to time at the Building. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Building’s parking facility, including any sticker or other identification system established by Landlord or its parking operator, and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Building’s parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close off or restrict access to the Building’s parking facility for purposes of permitting or facilitating any such construction, alteration or improvements, provided that the number of parking spaces that Tenant is entitled to under this Lease is not reduced. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility, in which case such parking operator or lessee shall have all the rights of control attributed hereby to Landlord. The parking passes rented by Tenant pursuant to this Section 27.27 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord or its parking operator may establish, at the validation rate from time to time generally applicable to visitor parking.
     27.27 Signing Authority. If Tenant is a corporation, partnership or limited liability company, Tenant represents and warrants that each individual executing this Lease on behalf of said entity is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (a) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, (b) if Tenant is a partnership, the terms of the partnership agreement, and (c) if Tenant is a limited liability company, the terms of its operating or limited liability company agreement, and that this Lease is binding upon said entity in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:		TENANT:

BRANNAN PROPCO, LLC, a Delaware limited liability company		OMNITURE, INC., a Delaware corporation

By:	/s/ Mark R. Best Name: Mark R. Best	By:	/s/ Michael S. Herring Name: Michael S. Herring
	Its: V.P.		Title: CFO
1/8/08

EXHIBIT A
FLOOR PLAN OF PREMISES
[Intentionally Omitted]

A-1

EXHIBIT B
WORK LETTER AGREEMENT
     For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
     1. Base Building Work; Programming Information; the Work.
          a. Landlord shall perform at its sole cost and expense the Base Building Work more particularly described in items 1 through 8 in Schedule 1 attached hereto (the “Base Building Work”). Such work shall be completed within the time periods provided in Schedule 1, if any, for the completion of portions of the Base Building Work.
          b. Tenant desires Landlord to perform certain leasehold improvement work in the Premises. On or before February 1, 2008, Tenant shall furnish to Landlord such plans, drawings, specifications and finish details as Landlord may reasonably request (the “Programming Information”) to enable Landlord’s architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. Such work, as shown in the Programming Information and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the “Work” and the Work with respect to the 3rd Floor North shall be hereinafter referred to as the 3rd Floor North Work and the Work with respect to the 3rd Floor South shall be hereinafter referred to as the 3rd Floor South Work. All plans, drawings, specifications and other details describing the Work which are hereafter furnished by or on behalf of Tenant shall be subject to Landlord’s approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord’s reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to materially adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building to more than a minimal extent; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances not permitted under the Lease; (f) would adversely affect the exterior appearance of the Building or the common areas; (g) might adversely affect another tenant’s premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Programming Information or any other plans, drawings, specifications or other items associated with the Work nor Landlord’s performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises. Notwithstanding anything to the contrary herein, Landlord shall not withhold its approval to any aspect of the Work (including Additional Work and Change Orders) which conforms to or represents a logical evolution of or development from the Programming Information or conformance to uniform architectural and design elements which are present in Tenant’s other premises; provided however that any changes to the Programming Information which delays the construction of the Work from the time estimated by Landlord based upon the Programming Information shall be a Tenant Delay (as hereinafter defined).
     If any construction is required to meet “Type 3, One Hour” building code requirements, Landlord and Tenant shall mutually approve the design of such construction.
     2. Working Drawings; Cost Estimates, Construction Schedule.
          A. 3rd Floor North. Promptly following the execution of this Lease and Tenant’s delivery to Landlord of the requested Programming Information, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the “3rd Floor North Working Drawings”) based on and consistent with the Programming Information and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. In addition, based on the Programming Information, Landlord shall request its contractor to prepare and submit for Tenant’s review and approval an estimate for the total cost of the Work (the “3rd Floor North Initial Cost Estimate”) and a projected construction schedule (the “3rd Floor North Projected Construction Schedule”) identifying the estimated completion date for the 3rd Floor North Work.
          Tenant shall designate a representative who shall be given the opportunity to attend all construction meetings and comment and review all iterations of the 3rd Floor North Working Drawings. So long as the 3rd Floor North Working Drawings are consistent with the Programming Information, Tenant shall approve the iterations of the 3rd Floor North Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the 3rd Floor North Working Drawings or by executing Landlord’s approval form then in use, whichever method of approval Landlord may designate.
          Alternatively, within such three (3) day period, Tenant may deliver to Landlord the specific written changes to 3rd Floor North Working Drawings, 3rd Floor North Initial Cost Estimate and 3rd Floor North Projected Construction Schedule that are necessary, in Tenant’s opinion, to conform such plans to the Programming Information (or to make changes requested by Tenant) or to reduce costs. If Tenant desires changes, Landlord shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the 3rd Floor North Working Drawings, 3rd Floor North Initial Cost Estimate and 3rd Floor North Projected Construction Schedule as a consequence of such change.
          When the 3rd Floor North Working Drawings are complete, the contractor shall prepare a revised cost estimate (which shall include the amount of any overtime projected as necessary to substantially complete the Work by the 3rd Floor North Commencement Date specified in the Lease) (“3rd Floor North Final Cost Estimate”) and a revised 3rd Floor North Projected Construction Schedule (the “3rd Floor North Scheduled Completion Date”). Any difference in time between the initial 3rd Floor North Projected Construction Schedule and the

3rd Floor North Scheduled Completion Date or the which result from changes made to the Programming Information or to iterations of the Working Drawings by Tenant (other than to conform them to the Programming Information) shall be the estimated number of days of Tenant Delay for the 3rd Floor North Work (“Estimated 3rd Floor North Tenant Delay”).
     As soon as approved by Landlord and Tenant, Landlord shall submit the 3rd Floor North Working Drawings to all appropriate governmental agencies and thereafter the Landlord shall use commercially reasonable efforts to obtain required governmental approvals as soon as practicable.
     Within a reasonable period after Substantial Completion of the 3rd Floor North Work, Landlord shall provide Tenant with a true up jointly prepared by the Contractor and Landlord showing the actual number of days of Tenant Delay. If the actual number of days of Tenant Delay is less than the 3rd Floor North Estimated Tenant Delay, Tenant shall only be responsible for the actual number of days of Tenant Delay and not the entirety of the 3rd Floor North Estimated Tenant Delay. After approval of the 3rd Floor North Working Drawings, except for additional days of Tenant Delay which are attributed to Tenant Delays pursuant to Section 6 (c), (d), (e) and (f) of this Work Letter or for Additional Work approved by Tenant pursuant to Section 7 for which Tenant shall be responsible, Tenant shall not be responsible for an increase in the number of days of Tenant Delays during construction of the 3rd Floor North Work over the 3rd Floor North Estimated Tenant Delay.
          B. 3rd Floor South. Promptly following the execution of this Lease and Tenant’s delivery to Landlord of the requested Programming Information with respect to the 3rd Floor South, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the “3rd Floor South Working Drawings”) based on and consistent with the plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord (“3rd Floor South Initial Plans”). In addition, based on the 3rd Floor South Initial Plans, Landlord shall request its contractor to prepare and submit for Tenant’s review and approval an estimate for the total cost of the Work (the “3rd Floor South Initial Cost Estimate”) and a projected construction schedule (the “3rd Floor South Projected Construction Schedule”) identifying the estimated completion date for the 3rd Floor South Work.
          Tenant shall designate a representative who shall be given the opportunity to attend all construction meetings and comment and review all iterations of the 3rd Floor South Working Drawings. So long as the 3rd Floor South Working Drawings are consistent with the 3rd Floor South Initial Plans, Tenant shall approve the iterations of the 3rd Floor South Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the 3rd Floor South Working Drawings or by executing Landlord’s approval form then in use, whichever method of approval Landlord may designate.
          Alternatively, within such three (3) day period, Tenant may deliver to Landlord the specific written changes to 3rd Floor South Working Drawings, 3rd Floor South Initial Cost Estimate and 3rd Floor South Projected Construction Schedule that are necessary, in Tenant’s opinion, to conform such plans to the 3rd Floor South Initial Plans (or to make changes requested by Tenant) or to reduce costs. If Tenant desires changes, Landlord shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the 3rd Floor South Working Drawings, 3rd Floor South Initial Cost Estimate and 3rd Floor South Projected Construction Schedule as a consequence of such change.
          When the 3rd Floor South Working Drawings are complete, the contractor shall prepare a revised cost estimate (the “3rd Floor South Final Cost Estimate”) and a revised 3rd Floor South Projected Construction Schedule (the “3rd Floor South Scheduled Completion Date”).
          As soon as approved by Landlord and Tenant, Landlord shall submit the 3rd Floor South Working Drawings to all appropriate governmental agencies and thereafter the Landlord shall use commercially reasonable efforts to obtain required governmental approvals as soon as practicable.
          After approval of the 3rd Floor South Working Drawings, Tenant Delays shall be limited to Tenant Delays pursuant to Section 6 (c), (d), (e) and (f) of this Work Letter or resulting from Additional Work approved by Tenant pursuant to Section 7.
     3. Performance of the Work; Allowance; Additional Allowance. Except as hereinafter provided to the contrary, Landlord shall cause the performance of the Work in a good and workmanlike manner, free of defects and in compliance with the approved Working Drawings and with applicable law using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Landlord (“Building Standards”), in accordance with the approved Working Drawings. Landlord shall pay for a portion of the “Cost of the Work” (as defined below) in an amount not to exceed the Allowance and the Additional Allowance, if requested by Tenant, and Tenant shall pay for the entire Cost of the Work in excess of the Allowance and the Additional Allowance if requested by Tenant. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance or the Additional Allowance exceeds the Cost of the Work. For purposes of this Agreement, the term “Cost of the Work” shall mean and include any and all costs and expenses of the Work and any Additional Work (as defined in Section 7), including, without limitation, the cost of the Working Drawings and of all labor (including overtime) and materials constituting the Work. The Allowance and Additional Allowance may be used for all hard and soft construction costs in connection with the Work, including architectural and engineering fees, a construction management fee to Landlord in connection with Landlord’s performance and monitoring of the Work and any Additional Work in an amount equal to 2.5% of the total “hard” construction costs (including any Additional Work and any change orders). In no event may the Allowance or the Additional Allowance any portion thereof be used for Tenant’s computer networks, telephone systems, data and wiring, furniture purchase or installation, moving costs or Rent.
     Notwithstanding anything to the contrary herein, Tenant shall have no responsibility for and the Allowance shall not be used for the following, the costs of which shall be borne by Landlord: (a) costs for improvements which are not shown on or described in the approved Working Drawings unless otherwise approved by Tenant; (b) costs incurred due to the presence of Hazardous Materials in the Premises or the surrounding area; (c) attorneys’ fees and experts’ fees and other costs in connection with disputes with third parties; (d) interest and other costs of financing construction costs; (e) costs to the extent recovered by Landlord upon account of warranties and insurance (which Landlord agrees to use commercially reasonable efforts to enforce but which efforts shall not require Landlord to resort to legal proceedings of any type); (f) restoration costs in excess of insurance proceeds as a consequence of casualties during the construction of the Work; (g) costs to bring the Premises into compliance with applicable laws and restrictions, including, without limitation, the Americans with Disabilities Act and environmental laws and further including, without limitation, costs to cause the Premises to comply with “Type 3, One Hour” building code requirements, if any; and (h) construction management, profit and overhead charges of Landlord except for the 2.5% fee described above.
     4. Payment.
          A. 3rd Floor North. Prior to commencing the 3rd Floor North Work, Landlord shall submit to Tenant the 3rd Floor North Final Cost Estimate, which statement shall indicate the amount, if any, by which the 3rd Floor North Final Cost Estimate exceeds the Allowance and any portion of the Additional Allowance which Tenant has requested Landlord to fund towards the 3rd Floor North Work (the “3rd Floor North Excess Costs”). Tenant agrees, within three (3) days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the 3rd Floor North Work (provided that Tenant may, in its discretion approve or disapprove use of overtime), and Tenant shall also then pay to Landlord an amount equal to the 3rd Floor North Excess Costs. No 3rd Floor North Work shall be commenced until Tenant has fully complied with the preceding provisions of this Paragraph 4.
     After Substantial Completion of the 3rd Floor North Work, Landlord shall provide Tenant with a written statement of the Cost of the Work together with reasonable supporting documentation, itemizing such costs and evidencing Landlord’s incurrence of the amounts so invoiced. If the final Cost of the Work including the Allowance, the Additional Allowance, if utilized by Tenant, and the 3rd Floor North Excess Costs, is less than the foregoing amounts, Landlord shall refund any overpayment to Tenant within thirty (30) days after delivery of such statement and supporting materials.
     Except for increases in 3rd Floor North Excess Costs after Approval of the 3rd Floor North Working Drawings which are attributed to Tenant Delays pursuant to Section 6 (c), (d), (e) and (f) of this Work Letter or Additional Work approved by Tenant pursuant to Section 7, Tenant shall not be responsible for an increase in 3rd Floor North Excess Costs. Tenant shall pay any underpayment of 3rd Floor North Excess Costs to Landlord within thirty (30) days after delivery of such statement and supporting materials.
     B. 3rd Floor South. Prior to commencing the 3rd Floor South Work, Landlord shall submit to Tenant the 3rd Floor South Final Cost Estimate, which statement shall indicate the amount, if any, by which the 3rd Floor South Final Cost Estimate exceeds any remaining portions of the Allowance and any remaining portions of the Additional Allowance which have not been applied towards the 3rd Floor North Work (the “3rd Floor South Excess Costs”). Tenant agrees, within three (3) days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the 3rd Floor South Work (provided that Tenant may, in its discretion approve or disapprove use of overtime), and Tenant shall also then pay to Landlord an amount equal to the 3rd Floor South Excess Costs. No 3rd Floor South Work shall be commenced until Tenant has fully complied with the preceding provisions of this Paragraph 4.
     After Substantial Completion of the 3rd Floor South Work, Landlord shall provide Tenant with a written statement of the Cost of the Work together with reasonable supporting documentation, itemizing such costs and evidencing Landlord’s incurrence of the amounts so invoiced. If the final Cost of the Work including the Allowance, the Additional Allowance, if utilized by Tenant, and the 3rd Floor South Excess Costs, is less than the foregoing amounts, Landlord shall refund any overpayment to Tenant within thirty (30) days after delivery of such statement and supporting materials.
     Except for increases in 3rd Floor South Excess Costs after Approval of the 3rd Floor South Working Drawings which are attributed to Tenant Delays pursuant to Section 6 (c), (d), (e) and (f) of this Work Letter or Additional Work approved by Tenant pursuant to Section 7, Tenant shall not be responsible for an increase in 3rd Floor South Excess Costs. Tenant shall pay any underpayment of 3rd Floor South Excess Costs to Landlord within thirty (30) days after delivery of such statement and supporting materials.
     5. Substantial Completion. Landlord shall cause the Work to be “substantially completed” on or before (i) the 3rd Floor North Scheduled Completion Date, and (ii) the 3rd Floor South Scheduled Completion Date, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Landlord (or beyond the control of Landlord’s contractors or subcontractors performing the Work) and also subject to “Tenant Delays” (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be “substantially completed” for all purposes under this Work Letter and the Lease if and when Landlord’s architect issues a written certificate to Landlord and Tenant, certifying that the Work has been substantially completed (i.e., completed except for “punchlist” items listed in such architect’s certificate) and reasonably approved by Tenant in substantial compliance with the Working Drawings and Landlord has obtained a certificate of occupancy or “signed off” job cards with respect to the respective portion of the Work. If the applicable portion of the Work is not deemed to be substantially completed on or before the scheduled date of the 3rd Floor North Commencement Date or the Third Floor South Scheduled Completion Date(a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, except as otherwise provide in the Lease, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and except as and to the extent expressly provided in the Lease, Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except to the extent of Tenant Delays, and notwithstanding anything contained in the Lease to the contrary, the 3rd Floor North Commencement Date of the Lease Term as specified in Section 1.5 of the Lease shall be extended to the date on which the Work is deemed to be substantially completed. Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid architect’s certificate promptly after substantial completion.

     6. Tenant Delays. There shall be no extension of the scheduled commencement or expiration date of the term of the Lease if the 3rd Floor South Work or the 3rd Floor North Work has not been substantially completed on the 3rd Floor South Scheduled Completion Date or the 3rd Floor North Scheduled Completion Date, respectively as the case may be (“Tenant Delays”), including without limitation:
          (a) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;
          (b) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;
          (c) the failure of Tenant to comply with the requirements of Paragraph 4 above;
          (d) except as set forth in the Programming Information or the 3rd Floor South Initial Plans, Tenant’s requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant’s requirements for special construction staging or phasing which delay continues for more than one (1) business day following written or oral notification to Tenant thereof ;
          (e) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant to the extent set forth in an executed TEO;
          (f) the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant which delay continues for more than one (1) business day following written or oral notification to Tenant thereof; or
          (g) any other act or omission of Tenant which continues for more than one (1) business day following written or oral notification to Tenant thereof .
     7. Additional Work. Upon Tenant’s request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings (“Additional Work”) and/or changes to the work in the Working Drawings and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant’s sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant (i) a written statement of the cost of such Additional Work which shall take into account any cost savings attributable to such Additional Work and, (ii) an estimate of the additional time, if any, required for the construction of the Additional Work and (iii) concurrently with such statement and estimate, Landlord shall also submit to Tenant a proposed tenant extra order (the “TEO”) for the Additional Work in the standard form then in use by Landlord. If Tenant approves the foregoing, Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work (as reflected in Landlord’s statement of such cost), within two (2) business days after Landlord’s submission of such statement and TEO to Tenant and approve any delay set forth in the TEO. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such two (2) business day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.
     8. Tenant Access. Landlord, in Landlord’s reasonable discretion and upon request by Tenant, shall grant to Tenant a license to have access to the 3rd Floor South and the 3rd Floor North from and after the Lease Date and prior to the date designated in the Lease for the commencement of the term of the Lease to allow Tenant to do other work required by Tenant to make the respective portions of the Premises ready for Tenant’s use and occupancy (the “Tenant’s Pre-Occupancy Work”). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:
          (a) Tenant shall give to Landlord a written request to have such access to the Premises not less than two (2) Business days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant’s Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant’s Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all materials and certificates of insurance required to be delivered under Section 9 of the Lease in connection with Tenant’s Pre-Occupancy Work.
          (b) Such pre-term access by Tenant and its representatives shall be subject to scheduling by Landlord, so as to avoid material interference with Landlord’s Work or any delays in the construction schedule.
          (c) Tenant’s employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord’s agents in performing the Work and any Additional Work in the Premises, Landlord’s work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours’ prior written notice to Tenant.
          (d) Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically including the provisions of Article IX thereof (regarding Tenant’s improvements and alterations to the Premises), and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s Pre-Occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the term of the Lease, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work caused by Tenant or any of Tenant’s employees, agents, contractors, workmen or suppliers.

     9. Lease Provisions. The terms and provisions of the Lease, insofar as they are applicable to this Work Letter, including without limitation, the provisions of Section 22 of the Lease, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.
     10. Miscellaneous.
          (a) This Work Letter shall be governed by the laws of the state in which the Premises are located.
          (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.
          (c) Notices under this Work Letter shall be given in the same manner as under the Lease.
          (d) The headings set forth herein are for convenience only.
          (e) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.
          (f) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term “Working Drawings” is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

SCHEDULE 1
BASE BUILDING WORK
1. Base Building
Base building electrical, mechanical, fire protection and life safety system distribution (as required by code), shall comply with the applicable provisions of the Americans with Disabilities Act (the “ADA”), the national fire protection administration regulations, the local building and fire code, title 24 and any other requirements of governmental agencies having jurisdiction over the Building (collectively, the “Building Regulations,”) regardless of whether such compliance is due to or triggered by the construction of the tenant improvements. All fire protection, HVAC, electrical and mechanical systems shall be in good working order and repair
2. Shell Space
The area intended for Tenant’s leasehold improvements shall be reasonably clean and free from any debris.
Drywall (taped, sanded and ready for paint) at all perimeter locations (with the exception of the exposed brick walls), columns exposed, ceiling exposed to structure, exit signs per shell code, upright fire sprinklers, and fire extinguisher cabinets.
Ladies’ and Men’s restrooms will be completed and in compliance with ADA and the Uniform Plumbing Code (relative to construction, number of fixtures, and number/location of restrooms). Finishes to include: laminate counters with sinks, tile floor and base, paint finish at other walls, metal toilet partitions, wood door at entry, appropriate lighting, toilet room accessories, pendant fire sprinklers.
One refrigerated drinking fountain adjacent to restrooms.
3. HVAC Base Building System
Base Building HVAC System to be stubbed to the Premises and shall comply with the state and local Building codes.
4. Electrical
In electrical rooms, service and distribution panel boards and transformers. Specifically, Landlord shall provide on the Premises not less than (i) one 75-KVA transformer, (ii) one 277/480-volt panel board, and (iii) one 120/208-volt panel board.
5. Fire Protection
Automatic sprinkler system piping will be connected to the existing system riser, including flow and tamper switches and riser drains. Smoke detectors, main loop and minimum distribution piping will provide required system piping. Relocation and sprinkler head installation will be the responsibility of the Tenant.

6. Building Lobby
a. On or before February 1, 2008, completion of the construction of the lobby which shall include interior tenant signage and directory.
b. Modification of main entrance to the Building with new lobby doors and a canopy in accordance with the conceptual renderings prepared by Interior Architects and in conformance with all applicable Laws (“Entrance Modification”).
Subject to force majeure delay, Landlord will complete the Entrance Modification not later than eight weeks after receipt of all building permits and governmental approvals.
7. Card Access
On or before February 1, 2008, Landlord to supply a card access system for the main lobby doors, garage doors for after hours use, and, if approved by local building and fire departments, passage doors at both levels from garage to elevators.
8. Carpet Patch
On or before February 1, 2008, Landlord shall patch areas of the carpet in the 3rd Floor South requiring repair or replacement.

EXHIBIT C
RULES
     (1) On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 7:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Building and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Building may be restricted and access gained by use of a key or card access system to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant’s business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.
     (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense). Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.
     (3) Tenant shall not in any manner use the name of the Building for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Building, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord’s express consent in writing.
     (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.
     (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Building only at times and in the manner designated by Landlord, and always through the loading dock and freight elevators, at the Tenant’s sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, atrium, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon a received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any handcarts used at the Building shall have rubber wheels.
     (6) Tenant shall not overload any floor or part thereof in the Premises, or Building, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary support, at Tenant’s expense of such material and dimensions as Landlord may deem necessary to appropriately distribute the weight.
     (7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.
     (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord’s direction at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building, and shall not in any event connect a greater load then such safe capacity.
     (9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Building.
     (10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.
     (11) The janitorial closets, utility closets, telephone closets, broom closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord’s prior written consent.
     (12) Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws or bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant).
     (13) Tenant shall not make any suite-to-suite canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s use of Premises specified in the Lease.
     (14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.
     (15) Tenant shall conduct no auction, “fire sale” or “going out of business sale” or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant’s creditors.
     (16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Building, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).
     (17) Tenant will comply with all municipal, county, state, federal or other requirements including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.
     (18) Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or Building, or do or permit to be done any act or thing which will invalidate or which if brought in would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements or any organization, bureaus, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.
     (19) No vending machines of any description shall be installed, maintained or operated without the written consent of Landlord.
     (20) Tenant shall not carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (i) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (ii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iii) place any radio or television antennae other than inside of the Premises, (iv) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (v) use any source of power other than electricity, (vi) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere, (vii) bring or permit any bicycle or other vehicle, or dog (except as a service dog in the company of a disabled person or except where specifically permitted) or other animal or bird in the Building, (viii) make or permit objectionable noise or odor to emanate from the Premises, (ix) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, (x) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (xi) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Building or violate the certificates of occupancy issued for the premises or the Building, (xii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or Building (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive article or materials) nor (xiii) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Building or the occupants of neighboring Building.
     (21) The use of the courtyard may be reserved for private functions upon the prior reservation by Tenant, which shall be made not less than two (2) weeks in advance or more than two (2) months in advance without Landlord’s prior written approval of such planned usage; provided that Tenant shall pay for the costs of preparing and setting up the courtyard for private functions and the costs of cleaning and restoring the courtyard after such usage at the rates established by Landlord from time to time during the Term. Landlord may reasonably restrict usage of the courtyard so that such facilities are available to the reasonably equivalent use by Tenant and other tenants. Tenant shall comply with Landlord’s reasonable rules and regulations with respect to the courtyard as the same have been provided by Landlord to Tenant. Landlord’s rules and regulations with respect to the courtyard shall be enforced in a nondiscriminatory manner with respect to other tenants.
     (22) If the Building shall now or hereafter contain a building garage, parking structure or other parking area or facility, the following Rules shall apply in such areas or facilities:
          (A) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time, or as may be provided in any Parking Agreement attached hereto (which, when signed by both parties as provided therein, shall thereupon become effective). In all cases, parking for Tenant and its employees and visitors shall be on a “first come, first served” unassigned basis, with Landlord and other tenants at the Building, and their employees and visitors, to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a nondiscriminatory basis, all as further described in Article VI of the Lease. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.
          (B) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Building without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, restripe or renovate the same, of if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable. Landlord in no way shall be responsible for any damage and/or liability arising out of Tenant’s use of the parking garage.
          (C) Hours shall be 7 A.M. to 6 P.M., Monday through Friday, or such other hours as may be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

     (23) To the extent that Tenant has access to a patio or balcony area, Tenant will not place any items, such as furniture, that may be subject to being blown off by heavy winds unless such items are stored inside the Premises when not being used. Landlord and its property manager will have no liability for any damage or loss to items stored on such patio or balcony areas.

EXHIBIT D
FORM OF COMMENCEMENT DATE CERTIFICATE
     THIS COMMENCEMENT DATE CERTIFICATE (this “Certificate”) is given by ____________, a ____________ (“Tenant”), to BRANNAN PROPCO, LLC, a Delaware limited liability company, with respect to that certain Office Lease dated ____________, 2008 (the “Lease”), relating to the 3rd Floor ____________ (the “3rd Floor ________”) at the building commonly known as 250 Brannan Street, San Francisco, California (the “Building”), which Premises are more fully identified in the Lease.
     In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building, Tenant certifies as follows:
     1. Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.
     2. Landlord first delivered possession of the 3rd Floor ____________ to Tenant (either for occupancy by Tenant or for the commencement of construction by Tenant) on ____________, 2008.
     3. Tenant moved into the 3rd Floor ____________ (or otherwise first occupied the 3rd Floor ____________ for Tenant’s business purposes) on ____________, 2008, and Tenant has unconditionally accepted the improvements constructed by Landlord, if any.
     4. The 3rd Floor ____________ Commencement Date occurred on ____________, 2008, and the Expiration Date will occur on ____________, 200_.
     5. Tenant’s obligation to make monthly payments of Base Rent under the Lease began (or will begin) on ____________, 2008 with respect to the 3rd Floor ____________.
     6. Tenant’s obligation to make monthly estimated payments of additional Rent under the Lease with respect to the 3rd Floor ____________ began (or will begin) on ____________, 2009.
     Executed this ____________ day of ____________, 2008.

Witnesses as to Tenant:	TENANT:
By:
Name:
Title:
Dated:

D-1

EXHIBIT E
FORM OF SNDA
RECORDING REQUESTED BY AND
AFTER RECORDING, RETURN TO:
Capmark Bank
116 Welsh Road
Horsham, PA 19044-8015
Attn: Servicing — Executive Vice President

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
     This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of this _th day of __________, 200_ among CAPMARK BANK, a Utah industrial bank (“Lender”), ____________, (“Landlord”), and Northshore Family Medical Center (“Tenant”).
Background
     Lender has agreed to make a loan to Landlord in the original principal amount $____________ (“Loan”), which will be secured by a mortgage, deed of trust or similar security instrument (either, “Security Instrument”) on Landlord’s property described more particularly on Exhibit A attached hereto (“Property”).
     Tenant is the present lessee under that certain lease agreement between Landlord and Tenant dated ____________, as thereafter modified and supplemented (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”).
     A requirement of the Loan is that Tenant’s Lease be subordinated to the Security Instrument. Landlord has requested Tenant to so subordinate the Lease in exchange for Lender’s agreement not to disturb Tenant’s possession of the Leased Space upon the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
     Subordination. Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument, as if the Security Instrument had been executed and recorded prior to the Lease.
     Nondisturbance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the

Security Instrument or otherwise in satisfaction of the Loan shall operate to terminate the Lease or Tenant’s rights thereunder to possess and use the Leased Space provided, however, that no uncured default beyond applicable notice and cure periods exists under the Lease.
     Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan (“Successor Owner”). Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owner of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property is transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease; (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Lender’s written consent thereto; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; or (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property. Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time request in order to confirm this Agreement. If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property. Notwithstanding the foregoing, any Successor Owner shall be liable for the performance of the obligations of the Landlord under the Lease, including construction of the tenant improvements that constitute continuing defaults of a prior Landlord (including without limitation the Landlord) to the extent such act, omission or default is continuing after Successor Owner acquires the Property and it has received from Tenant such notice and opportunity to cure or commence to cure as is provided for in the Lease) with respect to such act, omission or default.
     Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease are to be paid to Lender directly pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease. Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.
     Lender Opportunity to Cure Landlord Defaults. Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the longer of (i) 30 days after the cure period provided under the Lease to Landlord, (ii) 30 days from Landlord’s receipt of Tenant’s notice to Lender of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Lender has obtained possession of the Property; provided that, in each case, if such default cannot reasonably be cured within such 30-day period and Lender has diligently commenced to cure such default promptly within the time contemplated by this Agreement, such 30-day period shall be extended for so long as it shall require Lender, in the exercise of due diligence, to cure such default, but, unless the parties otherwise agree, in no event shall the entire cure period be more than 120 days. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.
     Miscellaneous.
     Notices. All notices and other communications under this Agreement are to be in writing and sent to the addresses as set forth below. Default or demand notices shall be deemed to have been duly given upon the earlier of: (i) actual receipt; (ii) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (iii) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (ii); or (iv) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (ii) and (iv) irrespective of whether delivery is accepted. A new address for notice may be established by written notice to the other parties; provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent.

To Lender:	Capmark Bank
116 Welsh Road
Horsham, PA 19044
Attn: Servicing — Executive Vice President

To Tenant:

To Landlord:

     Entire Agreement; Modification. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written). This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

     Binding Effect; Joint and Several Obligations. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law. No Indemnitor may delegate or transfer its obligations under this Agreement.
     Unenforceable Provisions. Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.
     Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.
     Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders. Article and section headings are for convenience only and shall not be used in interpretation of this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph or other subdivision; and “Agreement” and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.
     Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State where the Property is located (excluding any choice of law rules that may direct the application of the laws of another jurisdiction).
     Consent to Jurisdiction. Each party hereto irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action arising with respect to this Agreement and waives all objections which it may have to such jurisdiction and venue.
     WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.
[Remainder of page is blank; signatures appear on next page.]

     IN WITNESS WHEREOF, this Agreement is executed this 8th day of January, 2008.

TENANT:
WITNESSES:
	By:	/s/ Michael S. Herring

Print Name:		Name:	Mike Herring

		Title:	CFO

Print Name:

[Notary Stamp]
/s/ Nicole Y. Rowe

NOTARY PUBLIC
My Commission expires: Sept. 19, 2011

LANDLORD:
WITNESSES:
By:

Print Name:		Name:

Title:

Print Name:

NOTARY PUBLIC
My Commission expires:

LENDER:
WITNESSES:	CAPMARK BANK, a Utah industrial bank
By:

Print Name:	Name:

Title:

Print Name:

NOTARY PUBLIC
My Commission expires:

EXHIBIT A
Legal Description of Property
[Intentionally Omitted]

EXHIBIT F
SIGNAGE CRITERIA

F-1

EXHIBIT G
LETTER OF CREDIT
BENEFICIARY:
BRANNAN PROP CO, LLC
252 CLAYTON
DENVER, CO 80205
ATTN: ASSET MANAGER
AS “LANDLORD”
APPLICANT:
OMNITURE, INC.
550 EAST TIMPANOGOS CIRCLE
OREM, UT 84097
AS “TENANT”
AMOUNT:      US$1,280,000.00 (ONE MILLION TWO HUNDRED EIGHTY THOUSAND AND NO/100 US DOLLARS)
EXPIRATION DATE: MARCH 1, 2009
     LOCATION:     AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA
LADIES AND GENTLEMEN:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                      IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:
1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT, IN WHOLE OR IN PART DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING ANY OF THE FOLLOWING:
                         (A) AN EVENT OF DEFAULT HAS OCCURRED UNDER THAT CERTAIN LEASE

                    AGREEMENT BETWEEN APPLICANT, AS TENANT, AND BENEFICIARY, AS LANDLORD, DATED AS OF January 8, 2008, AS AMENDED.
OR
                         (B) AN UNCURED FAILURE BY THE TENANT TO PERFORM ONE OR MORE OF ITS OBLIGATIONS HAS OCCURRED UNDER THAT CERTAIN LEASE BETWEEN APPLICANT, AS TENANT, AND BENEFICIARY, AS LANDLORD DATED AS OF January 8, 2008, AS AMENDED, AND THERE EXISTS CIRCUMSTANCES UNDER WHICH LANDLORD IS ENJOINED OR OTHERWISE PREVENTED BY OPERATION OF LAW FROM GIVING TO TENANT A WRITTEN NOTICE WHICH WOULD BE NECESSARY FOR SUCH FAILURE OF PERFORMANCE TO CONSTITUTE AN EVENT OF DEFAULT UNDER SUCH LEASE.
OR
                         (C) APPLICANT HAS FAILED TO DELIVER TO BENEFICIARY, NOT LESS THAN SIXTY (60) DAYS PRIOR TO THE EXPIRY DATE OF THE LETTER OF CREDIT BEING ENCASHED, A “REPLACEMENT LETTER OF CREDIT,” AS DEFINED IN, AND IN ACCORDANCE WITH THE PROVISIONS OF THE LEASE BETWEEN APPLICANT, AS TENANT, AND BENEFICIARY, AS LANDLORD, DATED AS OF January 8, 2008, AS AMENDED.

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.
UPON PRESENTATION OF THIS LETTER OF CREDIT ACCOMPANIED BY ANY ONE OF THE FOREGOING STATEMENTS, WE SHALL NOT REQUIRE PROOF OF THE AUTHORITY OF THE AGENT SIGNING THE STATEMENT, AND WILL NOT REQUIRE PROOF OF THE MATTERS SET FORTH IN THE STATEMENT AND SHALL INSTEAD PRESUME THE AUTHORITY OF THE AGENT AND THE ADEQUACY OF THE STATEMENT BY REASON OF PRESENTATION WITH IT OF THE ORIGINAL LETTER OF CREDIT.
THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT THE WRITTEN CONSENT OF THE BENEFICIARY.
PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.
     THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS BENEFICIARY MAY FROM TIME TO TIME DESIGNATE IN A NOTICE DELIVERED TO SILICON VALLEY BANK AT THE BANK’S OFFICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN-CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND JULY 31 2013 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.
     THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

     THIS LETTER OF CREDIT IS TRANSFERABLE WITHOUT COST TO THE BENEFICIARY ONE OR MORE TIMES BY THE ISSUING BANK, AT THE REQUEST OF THE BENEFICIARY, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
     DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INTERNATIONAL DIVISION — STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT (THE “BANK’S OFFICE).
AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.
     WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR SUCH LATER DATE TO WHICH IT HAS BEEN EXTENDED.

THE OBLIGATION OF THE BANK UNDER THIS LETTER OF CREDIT SHALL BE THE INDIVIDUAL OBLIGATION OF THE BANK AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT HERETO AND NOT DEPENDENT ON THE ABILITY OF BANK TO PERFECT A LIEN, SECURITY INTEREST, OR ANY OTHER REIMBURSEMENT.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
     THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600, (THE “UCP”).

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)

EXHIBIT “A”
SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.
     AT SIGHT OF THIS BILL OF EXCHANGE
     PAY TO THE ORDER OF                                                                                                       US$
     U.S. DOLLARS
“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF                      DATED                      ___, 20___”

TO:	SILICON VALLEY BANK

	3003 TASMAN DRIVE SANTA CLARA, CA 95054	[INSERT NAME OF BENEFICIARY]

Authorized Signature
GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:
1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120         .

EXHIBIT “B”
DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054		NO. ISSUED BY
	ATTN: INTERNATIONAL DIVISION.		SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT		L/C AMOUNT:
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
(NAME OF TRANSFEREE)
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

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